As filed with the Securities and Exchange Commission on July 31, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VBI VACCINES INC.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

222 Third Street, Suite 2241

Cambridge, MA 02142

(617) 830-3031

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeff R. Baxter

President and Chief Executive Officer

VBI Vaccines Inc.

222 Third Street, Suite 2241

Cambridge, MA 02142

(617) 830-3031

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Rick A. Werner, Esq.

Jayun Koo, Esq.

Matthew L. Fry

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Tel. (212) 659-7300

Fax (212) 884-8234

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ]	Smaller reporting company [X] Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering of Securities:
Common shares, no par value	(1)		(1)	(2)
Units	(1)		(1)	(2)
Warrants	(1)		(1)	(2)
Subscription rights	(1)		(1)	(2)
Subtotal	(1)		(1)	(2)
Primary Offering of Common Shares:
Common shares, no par value	$125,000,000		$125,000,000	$16,225.00
Secondary Offering of Common Shares:
Common shares, no par value	6,138,550	(3)(4)	$24,821,226.93 (5)	$3,221.80 (5)
Total	(1)		(1)	(2)(6)

(1)	Pursuant to Form S-3 General Instruction II(E), this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees for these securities and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.
(3)	Pursuant to Rule 416 under the Securities Act, the common shares offered in the secondary offering shall be deemed to cover such additional securities as may be issued as a result of share splits, share dividends or similar transactions.
(4)	Comprised of (i) 705,000 common shares issuable upon the exercise of warrants issued to National Securities Corporation or its designees in April 2020, (ii) 625,000 common shares issuable upon the exercise of the warrants issued to K2HV HealthVentures (“K2HV”) in May 2020, (iii) 2,739,726 common shares issuable upon the conversion of the term loans payable to K2HV, (iv) 363,771 commons shares issuable upon the exercise of warrant issued to Perceptive Credit Holding, LP (“Perceptive) or its designee in December 2016 and (v) 1,705,053 common shares issuable upon the exercise of warrant issued to Perceptive or its designee in December 2016.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low sale prices of our common shares on The Nasdaq Capital Market on July 29, 2020.
(6)	Pursuant to Rule 457(p) under the Securities Act, the registrant hereby offsets the total registration fee due hereunder by $8,092.50, which represents the portion of the registration fee previously paid with respect to $65,000,000.50 of unsold securities previously registered on the registrant’s registration statement on Form S-3 (File No. 333-226271) initially filed on July 20, 2018 and declared effective on July 30, 2018. Consequently, the filing fee transmitted herewith is $11,354.30.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale by us or the offering and sale by the selling shareholders identified above from time to time in one or more offerings; and
●	a sales agreement prospectus that covers the offering, issuance and sale by us of up to a maximum aggregate offering price of $125,000,000 of our common shares that may be issued or sold from time to time under the Open Market Sale AgreementSM with Jefferies LLC (the “sales agreement”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the shares under the sales agreement will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the sales agreement are specified in the sales agreement prospectus that immediately follows the base prospectus.

PROSPECTUS

Common Shares

Warrants

Units

Subscription Rights

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus. This prospectus may also be used by the selling shareholders named in this prospectus to offer and resell from time to time up to 6,138,550 common shares, which are comprised of (i) 705,000 common shares issuable upon exercise of the warrants issued in April 2020 (the “National Warrants”) to National Securities Corporation (“National”) or its designees, (ii) 625,000 common shares issuable upon exercise of the warrant issued in May 2020 (the “K2 Warrant”) to K2 HealthVentures (“K2HV”), (iii) 2,739,726 common shares (the “K2 Term Loan Shares,” and together with the K2 Warrant Shares, the “K2 Shares”) issuable upon conversion of certain term loans due June 1, 2024 (the “Term Loans”), (iv) 363,771 common shares (the “2014 Perceptive Shares”) issuable upon exercise of the warrant originally issued on July 25, 2014 and then reissued on December 6, 2016 (the “2014 Perceptive Warrant”) to Perceptive Credit Holdings, LP (“Perceptive”) or its designee and (v) 1,705,053 common shares (the “2016 Perceptive Shares,” and together with the 2014 Perceptive Shares, the “Perceptive Shares”) issuable upon exercise of the warrants (the “2016 Perceptive Warrant,” and together with the 2014 Perceptive Warrant, the National Warrants and the K2 Warrant, the “Warrants”) issued on December 6, 2016 to Perceptive or its designee, as further described in this prospectus.

The Warrants and the Term Loans were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D (Rule 506) under the Securities Act. We are registering the offer and resale of (i) the K2 Shares to satisfy a provision in a loan and guaranty agreement, dated as of May 22, 2020, by and among us, Variation Biotechnologies, Inc., each of the guarantors signatory thereto, K2HV and Ankura Trust Company, LLC (the “Loan Agreement”) and (ii) the Perceptive Shares to satisfy provisions in the 2014 Perceptive Warrant and 2016 Perceptive Warrant (collectively, the “Perceptive Warrants”).

We will not receive any of the proceeds from the sale of our common shares by the selling shareholders. Any common shares subject to resale hereunder will have been issued by us and acquired by the selling shareholders prior to any resale of such shares pursuant to this prospectus.

We will provide specific terms of any offering by us in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

We may offer and sell these securities in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. The selling shareholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may offer or resell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders will bear all commissions and discounts, if any, attributable to the sale of shares, and all selling and other expenses incurred by the selling shareholders. We will bear all costs, expenses and fees in connection with the registration of the shares. For additional information on the methods of sale that may be used by us or the selling shareholders, see “Plan of Distribution” beginning on page 20 of this prospectus.

Our common shares are listed on The Nasdaq Capital Market under the symbol “VBIV.” On July 30, 2020, the last reported sale price of our common shares as reported by The Nasdaq Capital Market was $4.32 per share. We recommend that you obtain current market quotations for our common shares prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than our common shares on any securities exchange.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 4 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 31, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using an automatic “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. In addition, the selling shareholders named in this prospectus may resell, from time to time, in one or more offerings, the common shares offered by this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering; however, the selling shareholders may sell securities using this prospectus. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

Information about the selling shareholders may change over time. When the selling shareholders sell our common shares under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering.

Any prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us or the selling shareholders. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, unless the context otherwise requires, references to the terms “VBI,” “we,” “us,” “our” and the “Company” refer to VBI Vaccines Inc. and its subsidiaries.

Unless indicated otherwise, all references to the U.S. Dollar, Dollar or $ are to the United States Dollar, the legal currency of the United States of America. We may also refer to the Canadian Dollar or CAD, which is the legal currency of Canada.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus and any prospectus supplement contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “will,” “may,” or other similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	the timing of, and our ability to, obtain and maintain regulatory approvals for our clinical trials, products, and pipeline candidates;

●	the timing and results of our ongoing and planned clinical trials for products and pipeline candidates;

●	the amount of funds we require for our infectious disease and immuno-oncology pipeline candidates;

●	the potential benefits of strategic partnership agreements and our ability to enter into strategic partnership arrangements;

●	the impact of the recent COVID-19 pandemic on our clinical studies, research programs, manufacturing, business plan, and the global economy;
●	our ability to effectively execute and deliver our plans related to commercialization, marketing and manufacturing capabilities and strategy;

●	our ability to maintain a good relationship with our employees;

●	the suitability and adequacy of our office, manufacturing, and research facilities and our ability to secure term extensions or expansions of leased space;

●	our ability to manufacture, or to have manufactured, any products we develop to the standards and requirements of regulatory agencies;

●	the ability of our vendors to manufacture and deliver materials that meet regulatory agency and our standards and requirements to meet planned timelines and milestones;

●	any disruption in the operations of our manufacturing facility where we manufacture all of our clinical and commercial supplies of Sci-B-Vac and clinical supplies of VBI-2601;

●	our compliance with all laws, rules, and regulations applicable to our business and products;

●	our ability to continue as a going concern;

●	our history of losses;

●	our ability to generate revenues and achieve profitability;

●	emerging competition and rapidly advancing technology in our industry that may outpace our technology;

●	customer demand for our products and pipeline candidates;

●	the impact of competitive or alternative products, technologies, and pricing;

●	general economic conditions and events and the impact they may have on us and our potential customers;

●	our ability to obtain adequate financing in the future on reasonable terms, as and when we need it;

●	our ability to implement network systems and controls that are effective at preventing cyber-attacks, malware intrusions, malicious viruses, and ransomware threats;

●	our ability to secure and maintain protection over our intellectual property;

●	our ability to maintain our existing licenses, with licensors of intellectual property, or obtain new licenses for intellectual property;

●	changes to legal and regulatory processes for biosimilar approval and marketing that could reduce the duration of market exclusivity for our products;

●	our success at managing the risks involved in the foregoing items; and

●	our ability to maintain compliance with The Nasdaq Capital Market’s listing standards.

You should review carefully the section entitled “Risk Factors” beginning on page 4 of this prospectus for a discussion of these and other risks that relate to our business and investing in our securities. The forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

ii

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, any prospectus supplement, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus, any prospectus supplement and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus.

Overview

We are a commercial-stage, biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. We are advancing the prevention and treatment of hepatitis B, with: (1) the only tri-antigenic hepatitis B vaccine, Sci-B-Vac, which is approved for use and commercially available in Israel, and recently completed a pivotal Phase III program in the United States, Europe, and Canada; and (2) VBI-2601 (BRII-179), an immunotherapeutic candidate in development in collaboration with Brii Biosciences Limited for a functional cure for chronic hepatitis B. Our enveloped virus-like particle (“eVLP”) platform technology enables the development of eVLP vaccines that closely mimic the target virus to elicit a potent immune response. Our lead eVLP program candidates include a glioblastoma (“GBM”) vaccine immunotherapeutic candidate, VBI-1901, our prophylactic cytomegalovirus (“CMV”) vaccine candidate, VBI-1501, and a prophylactic pan-coronavirus vaccine candidate, targeting SARS CoV2, severe acute respiratory syndrome, and Middle East respiratory syndrome. We are headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and manufacturing operations in Rehovot, Israel. In addition to any offerings under this prospectus or in any sales pursuant to any at-the-market offerings under a separate prospectus, we may seek non-dilutive financing from governmental or non-governmental sources from time to time.

Product Pipeline – Lead Program Candidates

Program: Indication		Current Development Stage
Hepatitis B Portfolio:
●	Sci-B-Vac: Prophylactic Hepatitis B	Phase III Completed
●	VBI-2601: Therapeutic Hepatitis B	Phase Ib/IIa
eVLP Platform Portfolio:
●	VBI-1901: Therapeutic CMV-Associated Cancers (GBM)	Phase I/IIa
●	VBI-1501: Prophylactic CMV	Phase I Completed
●	VBI-2901: Prophylactic Pan-Coronavirus	Preclinical

Corporate Information

Our principal office is located at 222 Third Street, Suite 2241, Cambridge, Massachusetts 02142. Our telephone number at our headquarters is (617) 830-3031.

Additional information about us is available on our website at www.vbivaccines.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the Securities and Exchange Commission incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

1

The Securities We May Offer

We may offer common shares, warrants, units and/or subscription rights in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Shares

We may issue our common shares from time to time. Each holder of our common shares is entitled to one vote for each such share outstanding in the holder’s name. No holder of common shares is entitled to cumulate votes in voting for directors. Holders of our common shares are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. In the event of our liquidation, dissolution or winding up, the holders of our common shares are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities. The common shares are neither redeemable nor convertible. Holders of common shares have no preemptive or subscription rights to purchase any of our securities.

Warrants

We may issue warrants for the purchase of our common shares in one or more series. We may issue warrants independently or together with common shares, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Securities and Exchange Commission, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Units

We may issue units consisting of one or more of the other securities described in this prospectus in any combination in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the Securities and Exchange Commission, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

Subscription Rights

We may issue subscription rights to purchase common shares or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the Securities and Exchange Commission, the form of such agreement and any supplemental agreements that describe the terms of the subscription rights we are offering before the issuance of such subscription rights.

2

The Securities Selling Shareholders May Offer

The selling shareholders named in this prospectus may offer and resell from time to time up to 6,138,550 common shares, which are comprised of (i) 705,000 common shares issuable upon exercise of the National Warrants, (ii) 625,000 common shares issuable upon exercise of the K2 Warrant, (iii) 2,739,726 common shares issuable upon conversion of the Term Loans, (iv) 363,771 common shares issuable upon exercise of the 2014 Perceptive Warrant and (v) 1,705,053 common shares issuable upon exercise of the 2016 Perceptive Warrant. For more information on the Warrants and the Term Loans, please see section titled “The Selling Shareholders” in this prospectus.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, enacted in April 2012. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

● being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

● not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

● reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

● exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, or December 31, 2020. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an “emerging growth company” on December 31, 2020.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.

3

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement, if any, applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, if any, together with all of the other information contained or incorporated by reference in the prospectus supplement, if any, or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the period ended June 30, 2020, all of which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common share to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

4

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, including funding of our development programs, commercial planning and sales and marketing expenses, general and administrative expenses, acquisition or licensing of additional product candidates or businesses and working capital.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Circumstances that may give rise to a change in the use of proceeds include:

●	a change in development plan or strategy;
●	the addition of new products or applications;
●	technical delays;
●	delays or difficulties with our clinical trials;
●	manufacturing delays;
●	negative results from our clinical trials;
●	difficulty obtaining regulatory approvals;
●	failure to achieve sales as anticipated; and
●	the availability of other sources of cash including cash flow from operations and new bank debt financing arrangements, if any.

Pending other uses, we intend to invest the proceeds to us in short-term, investment grade, interest-bearing bank accounts or securities. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

We will not receive any proceeds from the sale of common shares by the selling shareholders. However, we will receive proceeds from the exercise of the Warrants if such warrants are exercised for cash. We intend to use those proceeds, if any, for working capital and general corporate purposes.

5

DESCRIPTION OF CAPITAL STOCK

The following description of common shares summarizes the material terms and provisions of the common shares that we may offer under this prospectus, but is not complete. For the complete terms of our common shares, please refer to our Articles, a copy of which are filed as exhibits to our registration statement on Form S-3, of which this prospectus forms a part. See “Where You Can Find More Information.”

Description of Common Shares

We are authorized to issue an unlimited number of common shares with no par value. We are governed by the British Columbia Business Corporations Act (“BCBCA”) and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with our charter documents, including the advance notice provisions in our Articles for the nomination of directors, have the effect of delaying, deferring or discouraging another party from acquiring control of our company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the BCBCA and Delaware General Corporation Law, or DGCL, that may have the greatest such effect include, but are not limited to, the following: (i) for material corporate transactions (such as mergers and amalgamations, other extraordinary corporate transactions or amendments to our articles) the BCBCA generally requires a two-thirds majority vote by shareholders, whereas DGCL generally only requires a majority vote; and (ii) under the BCBCA, one or more shareholders who, in the aggregate, hold 5% or more of our common shares can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL.

As of June 30, 2020, we had 230,648,396 common shares outstanding. Our authorized but unissued common shares are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

As of June 30, 2020, there were 10,859,869 outstanding equity grants and awards which include: 10,650,658 common shares issuable upon the exercise of outstanding options having a weighted average exercise price of $2.26 per share; and 209,211 common shares issuable upon the vesting of stock awards having a weighted average fair value at grant date of $1.92 per share. As of June 30, 2020, there were 3,948,824 common shares issuable upon the exercise of outstanding warrants having a weighted average exercise price of $2.35 per share and 2,739,726 common shares issuable upon the conversion of certain term loans having a conversion price of $1.46 per share.

Holders of our common shares are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The BCBCA provides that we may declare or pay dividends unless there are reasonable grounds for believing that (a) the Company is insolvent, or (b) the payment of the dividend would render the Company insolvent. The common shares are neither redeemable or convertible. Holders of common shares have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common shares is entitled to one vote for each such share outstanding in the holder’s name. No holder of common shares is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common shares are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding common shares are fully paid and non-assessable. The common shares offered by this prospectus will also be fully paid and non-assessable.

Our directors may, subject to our Articles and the BCBCA, issue, allot, sell, grant options on or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices that the directors, in their absolute discretion, may determine by board resolution. Shares may be issued in consideration for past services, property or money. Shares must not be issued until they are fully paid. There are no sinking fund provisions applicable to our common shares.

6

Since we are authorized to issue an unlimited number of common shares with no par value, the authorized but unissued common shares are available for future issuance without any further vote or action by our shareholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued common shares could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

On July 30, 2020, the last sale price of our common shares on The Nasdaq Capital Market was $4.32 per share. The transfer agent and registrar for our common shares is Computershare. Its address is 510 Burrard Street, 2nd Floor, Vancouver, British Columbia V6C 3B9, and its telephone number is (604) 661-9442.

Anti-takeover Effects of Provisions of VBI’s Articles and BCBCA, Alterations

The BCBCA does not contain a provision comparable to Section 203 of the Delaware General Corporation Law (DGCL) with respect to business combinations.

Under the BCBCA and our Articles, certain extraordinary company alterations, such as changes to authorized share structure, continuances, into or out of province, certain amalgamations, sales, leases or other dispositions of all or substantially all of the undertaking of a company (other than in the ordinary course of business) liquidations, dissolutions, and certain arrangements are required to be approved by ordinary or special resolution as applicable.

An ordinary resolution is a resolution (i) passed at a shareholders’ meeting by a simple majority, or (ii) passed, after being submitted to all of the shareholders, by being consented to in writing by shareholders who, in the aggregate, hold shares carrying at least two-thirds of the votes entitled to be cast on the resolution. A special resolution is a resolution (i) passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution at a meeting duly called and held for that purpose or (ii) signed by all shareholders entitled to vote on the resolution.

Under the BCBCA, an action that prejudices or interferes with a right or special right attached to issued shares of a class or series of shares must be approved by a special separate resolution of the holders of the class or series of shares being affected.

Under the BCBCA, arrangements are permitted and a company may make any proposal it considers appropriate “despite any other provision” of the BCBCA. In general, a plan of arrangement is approved by a company’s board of directors and then is submitted to a court for approval. It is not unusual for a company in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Plans of arrangement involving shareholders must be approved by a special resolution of shareholders, including holders of shares not normally entitled to vote. The court may, in respect of an arrangement proposed with persons other than shareholders and creditors, require that those persons approve the arrangement in the manner and to the extent required by the court. The court determines, among other things, to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing and approve or reject the proposed arrangement.

The BCBCA does not contain a provision comparable to Section 251(h) of the DGCL.

Election and removal of directors

According to our Articles, all directors cease to hold office immediately before the election or appointment of directors at every annual general meeting, but are eligible for re-election or re- appointment. Under Section 14.10 of VBI’s Articles, shareholders of VBI may remove any director before the expiration of his or her term of office by a special resolution of shareholders. This system of electing and removing directors generally makes it more difficult for shareholders to replace a majority of our directors.

7

Shareholder action; advance notification of stockholder nominations and proposals

Under the BCBCA, one or more shareholders holding in the aggregate at least 5% of our common shares may requisition that the directors call a meeting of shareholders for the purpose of transacting any business that may be transacted at a general meeting. Upon receiving a requisition that complies with the technical requirements set out in the BCBCA, the directors must, subject to certain limited exceptions, call a meeting of shareholders to be held not more than 4 months after receiving the requisition. If the directors do not call such a meeting within 21 days after receiving the requisition, the requisitioning shareholders or any of them holding in aggregate more than 2.5% of the issued shares of the Company that carry the right to vote at general meetings may call the meeting.

Under the BCBCA, shareholder proposals may be made by registered or beneficial owners of shares entitled to vote at general meetings of shareholders who have been the registered or beneficial owner of such shares for an uninterrupted period of at least two years before the date of signing of the proposal, and who together in the aggregate constitute at least 1% of the issued shares that carry on the right to vote at general meetings or have a fair market value of shares in excess of CAD$2,000. Those registered or beneficial holders must, alongside the proposal, submit and sign a declaration providing the requisite information under the BCBCA. To be a valid proposal, the proposal must be submitted at least three months before the anniversary of the previous year’s annual reference date (which is generally the date of the annual general meeting).

Under the advance notice provisions contained in Section 10.9 of VBI’s Articles, subject only to the BCBCA, only persons who are nominated in accordance with the procedures set forth therein shall be eligible for election as directors of the Company. Nominations of persons for election to the Board may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors: (a) by or at the direction of the Board, including pursuant to a notice of meeting; (b) by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the BCBCA, or a requisition of the shareholders made in accordance with the provisions of the BCBCA; or (c) by any person (a “Nominating Shareholder”): (A) who, at the close of business on the date of the giving of the notice and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (B) who complies with the notice procedures set forth in our Articles.

In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the Secretary of the Company at the principal executive offices of the Company.

To be timely, a Nominating Shareholder’s notice to the Secretary of the Company must generally be made: (a) in the case of an annual meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders; and (b) in the case of a special meeting (that is not also an annual meeting) called for a purpose that includes electing directors, not later than the close of business on the 15th day following the day on which public announcement of the date of the meeting is first made.

These provisions may have the effect of deterring unsolicited offers to acquire the Company or delaying changes in control of our management. These provisions could also have the effect of delaying until the next shareholder meeting any shareholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to Articles

Under the BCBCA, a company may amend its articles or notice of articles by (i) the type of resolution specified in the BCBCA, (ii) if the BCBCA does not specify a type of resolution, then by the type specified in the company’s articles, or (iii) if the company’s articles do not specify a type of resolution, then by special resolution. The BCBCA permits many substantive changes to a company’s articles (such as a change in the company’s authorized share structure or a change in the special rights or restrictions that may be attached to a certain class or series of shares) to be changed by the resolution specified in that company’s articles.

8

Our Articles provide that, subject to the BCBCA, certain alterations to our share structure be done by way of directors’ resolution. Any creation, variation or deletion of special rights and restrictions attached to a series or class of shares must be done by way of special resolution.

Our Articles also provide that the shareholders may from time to time, by ordinary resolution, make any alteration to our notice of articles and articles as permitted by the BCBCA.

Limitation of Liability and Indemnification

Section 21.2 of VBI’s Articles requires VBI, subject to the BCBCA, to indemnify a director, former director or alternate director and his or her heirs and legal representatives against all eligible penalties to which such person is or may be liable and after the disposition of an eligible proceeding pay the expenses actually and reasonably incurred by such person in respect of that proceeding.

Pursuant to Section 21.3 of VBI’s Articles, VBI may indemnify any person subject to the restrictions of the BCBCA.

Pursuant to Section 162 of the BCBCA, prior to the final disposition, VBI may pay, as they are incurred, the expenses actually and reasonably incurred by an eligible party, or the heirs and personal or other legal representatives in respect of that proceeding, if VBI first receives from such person a written undertaking that if the indemnification is ultimately determined to be prohibited pursuant to the BCBCA, such person will repay the amounts advanced.

Indemnification under the BCBCA is prohibited if any of the following circumstances apply: (1) if the indemnity or payment is made under an earlier agreement and at the time the agreement to indemnify or pay expenses was made the company was prohibited from doing so under its memorandum or articles; (2) if the indemnity or payment is made otherwise than under an earlier agreement and at the time the indemnity or payment is made, the company is prohibited from doing so under its memorandum or articles; (3) if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation; or (4) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party, or the heirs and personal or other legal representatives in respect of that proceeding, by or on behalf of VBI or an associated corporation, VBI must not indemnify that person for any penalties such person is or may be liable for and must not pay the expenses of that person in respect of the proceeding.

In addition, on the application of VBI or an eligible party, a court may: (a) order VBI to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding; (b) order VBI to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding; (c) order the enforcement of, or any payment under, an agreement of indemnification entered into by VBI; (d) order VBI to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under the BCBCA; (e) make any other order the court considers appropriate.

Control Block Distributions

Under applicable securities laws in Canada, any person (or group of persons) who owns a sufficient number of any of the securities of an issuer so as to affect materially the control of that issuer is considered to be a “control person”. For such purposes, any person who has or acquires control or direction over more than 20% of the voting securities of an issuer will be deemed, in the absence of evidence to the contrary, to be a “control person”. Any “trade” of securities by a control person is considered to be a “distribution”, and accordingly, the disposition of such securities must be qualified by a prospectus, absent an available exemption.

9

Certain Takeover Bid Requirements

Any offer made by a person (an “offeror”) to acquire outstanding shares of a Canadian entity that, when aggregated with the offeror’s holdings (and those of persons or companies acting jointly with the offeror), would constitute 20% or more of the outstanding shares, would be subject to the take-over provisions of Canadian securities laws, unless the offer constitutes an exempt transaction.

In addition to those take-over bid requirements noted above, the acquisition of shares may trigger the application of additional statutory regimes including amongst others, the Investment Canada Act and the Competition Act (Canada).

Limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition, or the Commissioner, to review any acquisition of control over or of a significant interest in us. This legislation grants the Commissioner jurisdiction, for up to one year, to challenge this type of acquisition before the Canadian Competition Tribunal on the basis that it would, or would be likely to, substantially prevent or lessen competition in any market in Canada.

This legislation also requires any person who intends to acquire our common shares to file a notification with the Canadian Competition Bureau if certain financial thresholds are exceeded and if that person (and their affiliates) would hold more than 20% of our common shares. If a person already owns 20% or more of our common shares, a notification must be filed when the acquisition of additional shares would bring that person’s holdings to over 50%. Where a notification is required, the legislation prohibits completion of the acquisition until the expiration of a statutory waiting period, unless the Commissioner provides written notice that the acquisition will not be challenged.

The Investment Canada Act requires any person that is a “non-Canadian” (as defined in the Investment Canada Act) who acquires control of an existing Canadian business, where the acquisition of control is not a reviewable transaction, to file a notification with Innovation, Science & Economic Development Canada. The Investment Canada Act generally prohibits the implementation of a reviewable transaction unless, after review, the relevant minister is satisfied that the investment is likely to be of net benefit to Canada. Under the Investment Canada Act, the acquisition of control of us (either through the acquisition of our common shares or all or substantially all our assets) by a non-Canadian investor would be reviewable only if our enterprise value (as determined pursuant to the Investment Canada Act) exceeds a certain threshold. The threshold for a pre-closing net benefit review depends on whether the purchaser is: (a) controlled by a person or entity from a member of the World Trade Organization; (b) a state-owned enterprise; or (c) from a country considered a “Trade Agreement Investor” under the Investment Canada Act.

The acquisition of a majority of the voting interests of an entity is deemed to be acquisition of control of that entity. The acquisition of less than a majority but one-third or more of the voting shares of a corporation or an equivalent undivided ownership interest in the voting shares of a corporation is presumed to be an acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of voting shares. The acquisition of less than one-third of the voting shares of a corporation is deemed not to be an acquisition of control of that corporation. Certain transactions in relation to our common shares would be exempt from review.

Under the national security regime in the Investment Canada Act, review on a discretionary basis may also be undertaken by the federal government in respect of a much broader range of investments by a non-Canadian to “acquire, in whole or in part, or to establish an entity carrying on all or any part of its operations in Canada.” The relevant test is whether such an investment by a non-Canadian could be “injurious to national security.” The minister responsible for the Investment Canada Act has broad discretion to determine whether an investor is a non-Canadian and may be subject to national security review. Review on national security grounds is at the discretion of the federal government and may occur on a pre- or post-closing basis.

This summary is not a comprehensive description of relevant or applicable considerations regarding such requirements and, accordingly, is not intended to be, and should not be interpreted as, legal advice to any prospective purchaser and no representation with respect to such requirements to any prospective purchaser is made. Prospective investors should consult their own Canadian legal advisors with respect to any questions regarding securities law in the provinces and territories of Canada.

Listing

Our common shares are listed for trading on The Nasdaq Capital Market under the symbol “VBIV.”

10

DESCRIPTION OF WARRANTS

As of June 30, 2020, there were 3,948,824 common shares that may be issued upon exercise of outstanding warrants.

We may issue warrants for the purchase of common shares in one or more series. We may issue warrants independently or together with common shares, and the warrants may be attached to or separate from common shares.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States or in Canada. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	the number or amount of common shares purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;
●	the manner of exercise of the warrants, including any cashless exercise rights;
●	the warrant agreement under which the warrants will be issued;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	anti-dilution provisions of the warrants, if any;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;
●	the manner in which the warrant agreement and warrants may be modified;
●	the identities of the warrant agent and any calculation or other agent for the warrants;
●	U.S. or Canadian federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants;
●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and
●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

11

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised, or a subscription thereunder, together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or as indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

12

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any unit agreement under which the units will be issued;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	whether the units will be issued in fully registered or global form.

13

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights, and may differ from the terms described herein.

We may issue subscription rights to purchase common shares or other securities offered hereby. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	whether common shares or other securities will be offered under the shareholder subscription rights;

●	the price, if any, for the subscription rights;

●	the exercise price payable for each security upon the exercise of the subscription rights;

●	the number of subscription rights issued to each shareholder;

●	the number and terms of the securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

●	if appropriate, a discussion of material U.S. or Canadian federal income tax considerations; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the Securities and Exchange Commission if we offer subscription rights.

14

SELLING SHAREHOLDERS

Up to 6,138,550 common shares are currently being offered by the selling shareholders.

April 2020 Offering

On April 24, 2020, we issued 52,272,726 common shares at a price of $1.10 per share, pursuant to an underwriting agreement with Raymond James & Associates, Inc. and Oppenheimer & Co. Inc., as representatives of the several underwriters named therein, in an underwritten public offering (the “April 2020 Offering”). We engaged National to provide financial advisory services in connection with the April 2020 Offering. As consideration for such services, we issued to National (or its designees) warrants to purchase up to an aggregate of 705,000 common shares at an exercise price of $1.50 per share, subject to certain adjustments set forth in the National Warrant. The National Warrants are exercisable at any time and from time to time, in whole or in part, as of April 24, 2020 and will terminate on April 24, 2023.

Pursuant to Rule 5110(g) of the Financial Industry Regulatory Authority, or FINRA, the National Warrants issued to National (or its designees) and any shares issued upon exercise thereof will not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person, for a period of 180 days immediately following the date of effectiveness or commencement of sales in the offering, except: (i) the transfer of any security by operation of law or by reason of our reorganization; (ii) the transfer of any security to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) the transfer of any security if the aggregate amount of our securities held by National or related persons do not exceed 1% of the securities being offered; (iv) the transfer of any security that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

K2 Transactions

On May 22, 2020, we entered into the Loan Agreement by and among us, Variation Biotechnologies Inc., a Canadian federal corporation (“Borrower Representative” and together with the Company, the “Borrowers”), various guarantors party thereto, including SciVac Ltd. (individually, each a “Guarantor,” and collectively, the “Guarantors”), K2HV, a life sciences-focused investment firm, any other lender from time to time party thereto (with such lenders and K2HV collectively referred to as “Lenders,” each a “Lender”), K2HV, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”), and Ankura Trust Company, LLC, as collateral trustee for Lenders (in such capacity, together with its successors, “Collateral Trustee”), pursuant to which the Lenders agreed to make a term loan available to the Borrowers for working capital and general business purposes, in a principal amount of up to $50 million (the “Term Loans”), to be advanced to the Borrowers in four tranches.

The Lenders advanced the first tranche of $20 million (the “First Tranche Term Loan”) to the Borrowers on May 22, 2020 (the “Closing Date”). Approximately $14.5 million of the First Tranche Term Loan was used to repay our existing term loan facility with Perceptive. In addition, pursuant to a fee letter between the Administrative Agent and Borrower Representative (the “Fee Letter”), the Borrowers paid a facility charge to the Lenders of $400,000 on the Closing Date (the “Facility Charge”). After the payments to Perceptive, the Facility Charge and other expenses of Borrowers and Lenders, the net proceeds to the Borrowers of the First Tranche Term Loan were approximately $4.5 million.

The Lenders agreed to make available to the Borrowers additional tranches subject to the following conditions and upon the submission of a loan request by the Borrowers: (1) a maximum amount of $10 million (the “Second Tranche Term Loan”) between January 1, 2021 and April 30, 2021 subject to achievement of certain clinical and transactional milestones; (2) an amount of $10 million (the “Third Tranche Term Loan”) between the Closing Date and December 31, 2021, subject to achievement of a certain U.S. Food and Drug Administration approval; and (3) a maximum amount of $10 million (the “Fourth Tranche Term Loan”) any time prior to June 30, 2022, subject to the advance of the Third Tranche Term Loan, satisfactory review by the Administrative Agent of the financial and operating plan of the Borrowers and any Guarantor, and approval by the Lenders’ investment committee.

15

The outstanding principal amount of the Term Loans bear interest at a variable annual rate equal to the greater of (i) 8.25% and (ii) the sum of (a) the prime rate as noted in The Wall Street Journal, Money Rates section, plus 5.00%. The Borrowers are required to make interest payments monthly in arrears, beginning on July 1, 2020. The prime rate on May 22, 2020 was 3.25%.

The Term Loans will begin amortizing on July 1, 2022; however, if the Third Tranche Term Loan is made in accordance with the terms of the Loan Agreement and, provided that no event of default has occurred and is continuing, the amortization date will be January 1, 2023 (the “Amortization Date”). The Borrowers will pay equal monthly installments of principal and interest, with such payments beginning on the Amortization Date, and continuing on the first business day of each month thereafter until the Term Loans are repaid. The final maturity date of the Term Loans is June 1, 2024. Pursuant to the Fee Letter, upon the final payment of the Term Loans, the Lenders are entitled to an end of term charge equal to 6.95% of the aggregate outstanding principal amount of the Term Loans made pursuant to the Loan Agreement.

At the Borrowers’ option, the Borrowers may prepay all, but not less than all, of the outstanding principal balance and all accrued and unpaid interest with respect to the principal balance being prepaid of the Term Loans, provided the Borrowers give written notice to the Administrative Agent of their election to prepay the Term Loans at least thirty (30) days prior to such prepayment. If the prepayment of a Term Loan occurs (i) no later than the second-year anniversary of the date such Term Loan is funded (the “Funding Date”), the Lenders are entitled to a prepayment premium equal to 3% of the amount of the Term Loan prepaid, (ii) after the second-year anniversary of the Funding Date, the Lenders are entitled to a prepayment premium equal to 2% of the amount of the Term Loan prepaid, and (iii) after the third-year anniversary of the Funding Date, the Lenders are entitled to a prepayment premium equal to 1% of the amount of the Term Loan prepaid.

The Lenders may jointly elect at any time and from time to time after the Closing Date, prior to the payment in full of the Term Loans, to convert any portion of the principal amount of the Term Loans then outstanding (the “Conversion Amount”) into the K2 Term Loan Shares at a conversion price of $1.46 (the “Conversion Price”), provided that the aggregate principal amount converted to our common stock will not exceed $4,000,000, pursuant to a conversion election notice, to be delivered at the direction of Lenders by the Administrative Agent to us. A conversion election notice, once delivered, shall be irrevocable unless otherwise agreed in writing by us. On the third trading day after a conversion election notice has been duly delivered, we shall credit to each Lender or affiliate designated by the Lender in the conversion election notice a number of K2 Term Loan Shares equal to (x) the Conversion Amount indicated in the applicable conversion election notice divided by (y) the Conversion Price. We granted the Lenders customary registration rights with respect to the K2 Term Loan Shares. Pursuant to the terms of the Term Loans, up to 2,739,726 common shares are issuable upon conversion of the Term Loans. We also granted the Lenders the right to participate in our future equity financings in an amount up to $5,000,000 in the aggregate.

The Loan Agreement includes affirmative and negative covenants applicable to us and our subsidiaries. The affirmative covenants include, among others, covenants requiring us and our subsidiaries to maintain its legal existence and governmental approvals, deliver certain financial reports and maintain insurance coverage. In addition, under the terms of the Loan Agreement, the Lenders have the right to participate in certain qualified financings, provided that with respect to any public offering by us, we agreed to use commercially reasonable efforts to provide the Lenders with the opportunity to invest in each such qualified financing; provided that the maximum aggregate investment amount by the Lenders for all participation in qualified financings shall be $5 million. The negative covenants include, among others, restrictions on us and subsidiaries from transferring collateral, incurring additional indebtedness, engaging in mergers or acquisitions, paying dividends or making other distributions, making investments, creating liens, selling assets, and suffering a change in control, in each case subject to certain exceptions. In general, the Loan Agreement prohibits us from declaring or paying any cash dividend or making a cash distribution on any class of our capital stock, including common stock, subject to certain exceptions.

16

The Loan Agreement also includes events of default, the occurrence and continuation of which provide the Administrative Agent the right to declare all loan obligations immediately due and payable and to stop advancing money or extending credit. These events of default include, among other things, the Borrowers’ failure to pay any amounts due under the Loan Agreement or any of the other loan documents, a breach of covenants under the Loan Agreement, the insolvency of a Borrower or a Guarantor, a material adverse effect occurring, the occurrence of certain defaults under certain other indebtedness or certain final judgments against a Borrower or a Guarantor.

In connection with the Loan Agreement, we entered into (i) a security agreement, dated as of May 22, 2020, by and among the Company, Borrower Representative, the grantors party thereto and K2HV, (ii) a pledge and security agreement, dated as of May 22, 2020, by and among us, VBI Vaccines (Delaware) Inc. and Variation Biotechnologies (US), Inc. (“Variation US”), as grantors, K2HV, as lender and administrative agent for lender, and Ankura Trust Company, LLC, as collateral agent for lender and (iii) fixed and floating pledges between SciVac Ltd. and the Administrative Agent (collectively, the “Security Documents”). Pursuant to the Security Documents, the Administrative Agent (on behalf of the Lenders) has a lien in substantially all of our assets and that of our subsidiaries other than their intellectual property.

In connection with the Loan Agreement, on May 22, 2020, we also issued to K2HV the K2 Warrant to purchase up to 625,000 common shares at an exercise price of $1.12 per share. The K2 Warrant may be exercised either for cash or on a cashless “net exercise” basis. The K2 Warrant is immediately exercisable and expires on May 22, 2030. We granted to the holder of the K2 Warrant customary piggy back registration rights with respect to the common shares underlying the K2 Warrant.

Pursuant to the terms of the Term Loans and the K2 Warrant, we are registering the K2 Shares in order to permit the selling shareholder to offer the shares for resale from time to time pursuant to this prospectus. The selling shareholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering those shares.

Perceptive Transactions

On July 25, 2014, Variation US entered into that certain Credit Agreement and Guaranty, as subsequently amended on September 30, 2014 and March 19, 2015 with Perceptive in the amount of $6,000,000 (the “Facility”). In connection with the Facility, VBI US issued a warrant (the “Original 2014 Perceptive Warrant”) to purchase up to 699,281 shares with an exercise price of $2.14 per share. The Original 2014 Perceptive Warrant had a term of five years.

On May 6, 2016, we through VBI US assumed the Facility. On December 6, 2016, we amended the Facility (the “Amended Credit Facility”) and raised Perceptive’s commitment amount to $13,200,000, which was combined with the remaining balance from the Facility of $1,800,000, and, in connection therewith, we issued the 2014 Perceptive Warrant to purchase up to 363,771 common shares at an exercise price of $4.13 per share to replace the Original 2014 Perceptive Warrant. In addition, on December 6, 2016, we issued to Perceptive or its designee the 2016 Perceptive Warrant to purchase up to 363,771 common shares at an exercise price of $4.13 per share (the “Tranche A Exercise Price”) and up to 1,341,282 common shares at an exercise price of $3.355 per share (the “Tranche B Exercise Price”). The 2016 Perceptive Warrant expires on December 6, 2021. The Perceptive Warrants are immediately exercisable.

On July 17, 2018, we amended the Amended Credit Facility (the “Second Amendment”) to extend the period we are required to pay only the interest on the loan from May 31, 2018 to December 31, 2018 and to extend the expiration date of the 2014 Perceptive Warrant, from July 25, 2019 to December 6, 2021.

On January 31, 2019, we amended the Amended Credit Facility (the “Third Amendment”) to (i) extend the period we are required to pay only the interest on the loan from December 31, 2018 to January 31, 2020, (ii) extend the maturity of the term loan to June 30, 2020 and (iii) reduce (A) the exercise price of the 2014 Perceptive Warrant from $4.13 to $2.75, (ii) the Tranche A Exercise Price from $4.13 to $2.75 and (iii) the Tranche B Exercise Price from $3.355 to $2.75. As of June 30, 2020, we fully repaid the Amended Credit Facility with the proceeds from the K2 Transactions.

17

Pursuant to the terms of the Perceptive Warrants, we are registering the Perceptive Shares in order to permit the selling shareholder to offer the shares for resale from time to time pursuant to this prospectus. The selling shareholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering those shares.

Relationship with the Selling Shareholders.

National served as an underwriter in our underwritten public offering of our common shares in September 2019, for which they received customary fees and expenses. In addition, National served as our financial advisor for our public offering of our common shares in December 2018, for which it received a financial advisory fee.

Perceptive Advisors LLC, investor manager of Perceptive, held 23.9% of our outstanding common shares as of June 30, 2020.  In addition, our former director, Sam Chawla, who served as a director of our board of directors from July 2014 to January 2018, was a representative of Perceptive on our board of directors pursuant to the Amended Credit Facility.

The selling stockholders have not had any material relationship with us within the past three years other than as described in this prospectus.

Information About Selling Stockholder Offering

The following table sets forth the number and percentage of our common share beneficially owned by the selling shareholders as of June 30, 2020, taking into account number of shares that may be offered under this prospectus and the number and percentage of our common share beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common share. Generally, a person “beneficially owns” our common shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The information in the table below and the footnotes thereto further assumes the sale of all shares being offered by the selling shareholders under this prospectus.

The percentage of shares owned prior to and after the offering is based on 230,648,396 common shares outstanding as of June 30, 2020, and, with respect to the percentage of shares owned after the offering, on the assumption that the selling shareholder has (i) exercised such selling shareholder’s Warrants in full and (ii) converted the Term Loans held by such selling shareholder to the extent allowed under the terms of the Term Loans, if applicable, and therefore that all common shares issuable upon exercise of such selling shareholder’s Warrants and conversion of such selling shareholders’ Term Loans, as applicable, were outstanding as of that date. Unless otherwise indicated in the footnotes to this table, we believe that the selling shareholders have sole voting and investment power with respect to the shares of common stock indicated as beneficially owned.

As used in this prospectus, the term “selling shareholders” includes the selling shareholders set forth below and any donees, pledgees, transferees or other successors-in-interest selling common shares received after the date of this prospectus from the selling shareholders as a gift, pledge, or other non-sale related transfer.

18

The number of shares in the column “Number of Shares Offered” represents all of the common shares that a selling shareholder may offer under this prospectus. The third and fourth column assumes the sale of all of the shares offered by each selling shareholder pursuant to this prospectus and that the selling shareholder does not acquire any additional common shares before the completion of this offering. However, because the selling shareholders may sell all or some of its shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling shareholders or that will be held by the selling shareholders after completion of any sales. The selling shareholders may sell some, all or none of their shares in this offering. We do not know how long the selling shareholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale of any of the shares.

	Ownership Before Offering			Ownership After Offering
Selling Stockholders	Number of shares of common stock beneficially owned		Number of shares offered	Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
National Securities Corporation (1)	175,235	(2)	175,235	—	—
Renny Chavanikamannil	299,963	(3)	207,463	92,500	*
Stuart Updegrove	3,571,221	(4)	118,936	3,452,285	1.50%
All Other Selling Shareholders (5)	203,366	(2)	203,366	—	—
K2 HealthVentures	3,364,726	(6)	3,364,726	—	—
Perceptive Advisors LLC	57,111,289	(7)	2,068,824	55,042,465	23.65%

* Less than 1%

(1) Michael Mullen has sole voting and dispositive power over the securities held for the account of this selling shareholder.

(2) Represents common shares issuable upon the exercise of National Warrants.

(3) Represents 92,500 common shares and 207,463 common shares issuable upon the exercise of National Warrants.

(4) Represents 3,452,285 common shares and 118,936 common shares issuable upon the exercise of National Warrants.

(5) Consists of selling shareholders not otherwise listed in this table that are registering for resale, in the aggregate, less than 1% of our common shares outstanding prior to this offering.

(6) Represents (i) 625,000 common shares issuable upon exercise of the K2 Warrant and (ii) 2,739,726 common shares issuable upon conversion of the Term Loans.

(7) Includes 55,042,465 common shares held by Perceptive Life Sciences Master Fund Ltd. (the “Master Fund”), and 2,068,824 common shares issuable upon exercise of warrants held by Perceptive. Perceptive Advisors LLC serves as the investment manager of Master Fund and Perceptive and may be deemed to beneficially own the securities directly held by the Master Fund, and the Perceptive. The address for Perceptive Advisors LLC is 51 Astor Place, 10th floor, New York, NY 10003.

19

PLAN OF DISTRIBUTION

Securities Offered by Us

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents;
●	the purchase price of the securities and the proceeds we will receive from the sale;
●	any underwriting discounts and other items constituting underwriters’ compensation;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;
●	market prices prevailing at the time of sale, directly by us or through a designated agent;
●	in “at the market” offerings within the meanings of Rule 415(a)(4) under the Securities Act of 1933 or through a market maker or into an existing market, on an exchange, or otherwise;
●	prices related to such prevailing market prices; or
●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters, dealers or agents.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

20

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common shares by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common shares sold pursuant to a prospectus supplement will be eligible for listing on The Nasdaq Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Common Shares Offered by the Selling Shareholders

We are registering the common shares to permit the resale of these common shares by the selling shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the common shares. We will bear all fees and expenses incident to our obligation to register the common shares.

21

The selling shareholders may sell all or a portion of the common shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

● on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

● in the over-the-counter market;

● in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

● through the writing of options, whether such options are listed on an options exchange or otherwise;

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● an exchange distribution in accordance with the rules of the applicable exchange;

● privately negotiated transactions;

● short sales;

● sales pursuant to Rule 144;

● broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

● a combination of any such methods of sale; and

● any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common shares in the course of hedging in positions they assume. The selling shareholders may also sell common shares short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge common shares to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

22

The selling shareholders and any broker-dealer participating in the distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the common shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the common shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares. All of the foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We will pay all expenses of the registration of the common shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any.

Once sold under the shelf registration statement, of which this prospectus forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.

23

LEGAL MATTERS

Certain legal matters with respect to the United States of America and New York law with respect to the validity of certain of the offered securities will be passed upon for us by Haynes and Boone LLP, New York, New York. Certain legal matters with respect to Canadian law with respect to the validity of certain of the offered securities will be passed upon for us by Stikeman Elliott LLP, Toronto, Ontario. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated balance sheets of VBI Vaccines Inc. and subsidiaries as of December 31, 2019, and 2018, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for each of the years then ended, included in our Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference in this prospectus, which report includes an explanatory paragraph about the existence of substantial doubt concerning our ability to continue as a going concern. Such financial statements have been incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at http://www.vbivaccines.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, amendments to those reports, and other information that we filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the Securities and Exchange Commission for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, http://www.vbivaccines.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

24

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission could automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information (i) furnished pursuant to Items 2.02 and 7.01 of Form 8-K and (ii) contained in hyperlinks to our website found in such documents) we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination or completion of the offering:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on March 5, 2020;

●	The portions of our definitive proxy statement on Schedule 14A that are deemed “filed” with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, filed on April 28, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the Securities and Exchange Commission on May 6, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the Securities and Exchange Commission on July 31, 2020;

●	our Current Reports on Form 8-K, filed with the Securities and Exchange Commission on each of January 10, 2020, January 15, 2020, March 2, 2020, March 3, 2020, March 13, 2020, March 31, 2020, April 24, 2020, April 27, 2020, May 15, 2020, May 27, 2020, May 29, 2020, June 17, 2020, June 22, 2020 and July 2, 2020; and

●	the description of our common shares which is included in the Form 8-A filed with the Securities and Exchange Commission on May 5, 2016, as amended by Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information (i) furnished pursuant to Items 2.02 and 7.01 of Form 8-K and (ii) contained in hyperlinks to our website found in such documents)) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We or the selling shareholders have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

VBI Vaccines Inc.

222 Third Street, Suite 2241

Cambridge, MA 02142

Attention: Chief Business Officer

Telephone: (617) 830-3031

You may also access the documents incorporated by reference in this prospectus through our website at http://www.vbivaccines.com. Except as set forth above, no information available on or through our website shall be deemed to be incorporated in this prospectus, the accompanying prospectus or the registration statement of which it forms a part.

25

Common Shares

Warrants

Units

Subscription Rights

Prospectus

July 31, 2020

PROSPECTUS

Up to $125,000,000

Common Shares

We have entered into an Open Market Sale AgreementSM, or the sales agreement, with Jefferies LLC, or Jefferies, dated July 31, 2020, relating to the sale of our common shares offered by this prospectus. In accordance with the terms of the sales agreement, under this prospectus we may offer and sell our common shares, no par value per share, having an aggregate offering price of up to $125,000,000 from time to time through Jefferies, acting as agent or principal.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company disclosure standards. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Sales of our common shares, if any, under this prospectus may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The Nasdaq Capital Market, the existing trading market for our common shares. Jefferies is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation at a commission rate up to 3.0% of the gross sales price per share sold under the sales agreement. See “Plan of Distribution” beginning on page 25 for additional information regarding the compensation to be paid to Jefferies. In connection with the sale of our common shares on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 3 and in the documents incorporated by reference into this prospectus.

Our common shares are listed on The Nasdaq Capital Market under the symbol “VBIV.” On July 30, 2020, the last reported sale price of our common shares on The Nasdaq Capital Market was $4.32 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus is July 31, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using an automatic “shelf” registration process. Under this shelf process, we may, from time to time, offer our common shares having an aggregate offering price of up to $125,000,000 under this prospectus, in any manner described under the section in this prospectus entitled “Plan of Distribution”.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us or Jefferies. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered common shares in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the common shares, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus, unless the context otherwise requires, references to the terms “VBI,” “we,” “us,” “our” and the “Company” refer to VBI Vaccines Inc. and its subsidiaries.

Unless indicated otherwise, all references to the U.S. Dollar, Dollar or $ are to the United States Dollar, the legal currency of the United States of America. We may also refer to the Canadian Dollar or CAD, which is the legal currency of Canada.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus and any prospectus supplement contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “will,” “may,” or other similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	the timing of, and our ability to, obtain and maintain regulatory approvals for our clinical trials, products, and pipeline candidates;

●	the timing and results of our ongoing and planned clinical trials for products and pipeline candidates;

●	the amount of funds we require for our infectious disease and immuno-oncology pipeline candidates;

●	the potential benefits of strategic partnership agreements and our ability to enter into strategic partnership arrangements;

●	the impact of the recent COVID-19 pandemic on our clinical studies, research programs, manufacturing, business plan, and the global economy;

●	our ability to effectively execute and deliver our plans related to commercialization, marketing and manufacturing capabilities and strategy;

●	our ability to maintain a good relationship with our employees;

●	the suitability and adequacy of our office, manufacturing, and research facilities and our ability to secure term extensions or expansions of leased space;

●	our ability to manufacture, or to have manufactured, any products we develop to the standards and requirements of regulatory agencies;

●	the ability of our vendors to manufacture and deliver materials that meet regulatory agency and our standards and requirements to meet planned timelines and milestones;

●	any disruption in the operations of our manufacturing facility where we manufacture all of our clinical and commercial supplies of Sci-B-Vac and clinical supplies of VBI-2601;

●	our compliance with all laws, rules, and regulations applicable to our business and products;

●	our ability to continue as a going concern;

●	our history of losses;

●	our ability to generate revenues and achieve profitability;

●	emerging competition and rapidly advancing technology in our industry that may outpace our technology;

●	customer demand for our products and pipeline candidates;

●	the impact of competitive or alternative products, technologies, and pricing;

●	general economic conditions and events and the impact they may have on us and our potential customers;

●	our ability to obtain adequate financing in the future on reasonable terms, as and when we need it;

●	our ability to implement network systems and controls that are effective at preventing cyber-attacks, malware intrusions, malicious viruses, and ransomware threats;

●	our ability to secure and maintain protection over our intellectual property;

●	our ability to maintain our existing licenses with licensors of intellectual property, or obtain new licenses for intellectual property;

●	changes to legal and regulatory processes for biosimilar approval and marketing that could reduce the duration of market exclusivity for our products;

●	our success at managing the risks involved in the foregoing items; and

●	our ability to maintain compliance with The Nasdaq Capital Market’s listing standards.

You should review carefully the section entitled “Risk Factors” beginning on page 3 of this prospectus for a discussion of these and other risks that relate to our business and investing in our securities. The forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

ii

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, any prospectus supplement, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus, any prospectus supplement and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus.

Overview

We are a commercial-stage, biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. We are advancing the prevention and treatment of hepatitis B, with: (1) the only tri-antigenic hepatitis B vaccine, Sci-B-Vac, which is approved for use and commercially available in Israel, and recently completed a pivotal Phase III program in the United States, Europe, and Canada; and (2) VBI-2601 (BRII-179), an immunotherapeutic candidate in development in collaboration with Brii Biosciences Limited for a functional cure for chronic hepatitis B. Our enveloped virus-like particle (“eVLP”) platform technology enables the development of eVLP vaccines that closely mimic the target virus to elicit a potent immune response. Our lead eVLP program candidates include a glioblastoma (“GBM”) vaccine immunotherapeutic candidate, VBI-1901, our prophylactic cytomegalovirus (“CMV”) vaccine candidate, VBI-1501, and a prophylactic pan-coronavirus vaccine candidate, targeting SARS CoV2 (“COVID-19”), severe acute respiratory syndrome, and Middle East respiratory syndrome. We are headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and manufacturing operations in Rehovot, Israel. In addition to this offering or future offerings of equity securities, we may seek non-dilutive financing from governmental or non-governmental sources from time to time.

Product Pipeline – Lead Program Candidates

Program: Indication		Current Development Stage
Hepatitis B Portfolio:
●	Sci-B-Vac: Prophylactic Hepatitis B	Phase III Complete
●	VBI-2601: Therapeutic Hepatitis B	Phase Ib/IIa
eVLP Platform Portfolio:
●	VBI-1901: Therapeutic CMV-Associated Cancers (GBM)	Phase I/IIa
●	VBI-1501: Prophylactic CMV	Phase I Complete
●	VBI-2901: Prophylactic Pan-Coronavirus	Preclinical

Corporate Information

Our principal office is located at 222 Third Street, Suite 2241, Cambridge, Massachusetts 02142. Our telephone number at our headquarters is (617) 830-3031.

Additional information about us is available on our website at www.vbivaccines.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the Securities and Exchange Commission incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, enacted in April 2012. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

● being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

● not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

● reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

● exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an “emerging growth company” on December 31, 2020. See “Risk Factors— Additional Risks Related to Our Common Shares and this Offering— We are an “emerging growth company” and a “smaller reporting company” and may elect to comply with reduced public company reporting requirements, which could make our common shares less attractive to investors.”

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.

1

THE OFFERING

Issuer	VBI Vaccines Inc.

Common Shares offered by us	Our common shares having an aggregate offering price of up to $125,000,000.

Common shares outstanding after this offering(1)	Up to 259,583,581 common shares, assuming the sale by us of 28,935,185 common shares in this offering at an assumed offering price of $4.32 per share, which was the last reported sale price of our common shares on The Nasdaq Capital Market on July 30, 2020, for aggregate proceeds of up to $125,000,000. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act, that may be made from time to time on The Nasdaq Capital Market, the existing trading market for our common shares, through Jefferies LLC, as agent or principal. See section titled “Plan of Distribution” on page 25 of this prospectus.

Use of proceeds	We intend to use the net proceeds for:

●	regulatory filings, pre-commercial activities and commercialization for Sci-B-Vac in the United States, Europe and Canada;
●	the continued advancement of our pipeline programs, including development of GBM (VBI-1901), therapeutic hepatitis B (VBI-2601), CMV (VBI-1501) and pan-coronavirus (VBI-2901) vaccine candidates; and
●	general corporate purposes, including working capital and expenditures.

See “Use of Proceeds” on page 10.

Dividend policy	We have not declared or paid any cash or other dividends on our capital stock since January 1, 2015, and we do not expect to declare or pay any cash or other dividends in the foreseeable future. In addition, our Loan and Guaranty Agreement, dated May 22, 2020 (the “Loan Agreement”), with K2 HealthVentures (“K2HV”), prohibits us from declaring or paying cash dividends or making distributions on any class of our capital stock. See “Dividend Policy” on page 11.

Risk factors	Investing in our common shares involves a high degree of risk. You should carefully read and consider the information set forth under the caption “Risk Factors” beginning on page 3 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus before deciding to invest in our common shares.

Nasdaq Capital Market symbol	VBIV

(1) The number of shares to be outstanding after this offering is based on 230,648,396 common shares outstanding as of June 30, 2020, and excludes as of that date:

●	10,859,869 outstanding equity grants and awards which include:

o	10,650,658 common shares issuable upon the exercise of outstanding options having a weighted average exercise price of $2.26 per share; and
o	209,211 common shares issuable upon the vesting of awards having a weighted average fair value at grant date of $1.92per share;

●	10,936,674 common shares reserved for issuance under our equity incentive plans;
●	3,948,824 common shares issuable upon the exercise of outstanding warrants having a weighted average exercise price of $2.35 per share; and
●	2,739,726 common shares issuable upon the conversion of certain term loans having a conversion price of $1.46 per share.

2

RISK FACTORS

An investment in our common shares involves a high degree of risk. Before deciding whether to invest in our common shares, you should carefully consider the specific factors discussed below and under the heading “Risk Factors” in the applicable prospectus supplement, if any, together with all of the other information contained or incorporated by reference in the prospectus supplement, if any, or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, all of which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common share to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Additional Risks Related to Our Common Shares and this Offering

The price of our common shares has been, and may continue to be, volatile. The COVID-19 pandemic has resulted in significant financial market volatility, and its impact on the global economy remains uncertain. A continuation or worsening of the pandemic could have a material adverse impact on the market price of our common shares. This may affect the ability of our investors to sell their shares, and the value of an investment in our common shares may decline.

During the 12-month period ended July 31, 2020, our common shares traded as high as $6.93 per share and as low as $0.4655 per share. The market prices of our common shares may continue to be volatile and could fluctuate widely in response to various factors, many of which are beyond our control, including the following:

● future announcements about us, our collaborators or competitors, including the results of testing, technological innovations, or new products and services;

 ● clinical trial results;

 ● depletion of cash and cash equivalents reserves;

 ● additions or departures of key personnel;

 ● operating results that fall below expectations;

 ● announcements by us relating to any strategic relationship;

 ● sales of equity securities or issuance of additional debt;

 ● industry developments;

 ● changes in state, provincial or federal regulations affecting us and our industry;

 ● the continued large fluctuations in major stock market indexes which causes investors to sell our common shares;

 ● economic, political and other external factors; and

 ● period-to-period fluctuations in our financial results.

Furthermore, the stock market in general and the market for biotechnology companies, in particular, have from time to time experienced extreme price and volume fluctuations that are unrelated or disproportionate to the operating performance of the affected companies. The COVID-19 pandemic has resulted in significant financial market volatility and uncertainty in recent months. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of our common shares.

3

Resales of our common shares in the public market during this offering by our shareholders may cause the market price of our common shares to fall.

We may issue common shares from time to time in connection with this offering. The issuance from time to time of these new common shares, or our ability to issue new common shares in this offering, could result in resales of our common shares by our current shareholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common shares.

You will experience immediate and substantial dilution in the net tangible book value per common share you purchase.

The shares sold in this offering, if any, will be sold from time to time at various prices. However, the expected offering price per common share will be substantially higher than the net tangible book value per common share. Therefore, if you purchase shares of our common shares in this offering, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per common share. Assuming that the sale of an aggregate amount of $125,000,000 of our common shares in this offering at an assumed offering price of $4.32 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on July 30, 2020, and based on our net tangible book value as of June 30, 2020, if you purchase common shares in this offering you will suffer substantial and immediate dilution of $3.60 per share in the net tangible book value of the common shares. The future exercise of outstanding options, warrants and certain convertible term loans will result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common shares in this offering.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

Our management will have broad discretion as to the use of proceeds from this offering, and we may not use the proceeds effectively.

We currently intend to use the net proceeds of this offering for pre-commercial activities and commercialization for Sci-B-Vac in the United States, Europe, and Canada; the continued advancement of our pipeline programs; and for general corporate purposes, including working capital and capital expenditures. For more information, see “Use of Proceeds” on page 10. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common shares. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately.

The amount and timing of our actual expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing and success of preclinical and clinical studies, our clinical trials we may commence in the future and the timing of regulatory submissions. The costs and timing of development activities, particularly conducting clinical trials and preclinical studies, are highly uncertain, subject to substantial risks and can often change. Depending on the outcome of these activities and other unforeseen events, our plans and priorities may change, and we may apply the net proceeds of this offering in different proportions than we currently anticipate.

Our failure to apply these funds effectively could have a material adverse effect on our business, delay the further development of our product candidates and cause the price of our common shares to decline.

4

We may not meet the continued listing requirements of The Nasdaq Capital Market, which could result in a delisting of our common shares.

Our common shares are listed on The Nasdaq Capital Market. We have in the past, and may in the future, be unable to comply with certain of the listing standards that we are required to meet to maintain the listing of our common shares on The Nasdaq Capital Market. For instance, on August 14, 2019, we received a letter from the Listing Qualifications Department of Nasdaq indicating that, based upon the closing bid price of our common shares for the 30 consecutive business day period between July 2, 2019 through August 13, 2019, we did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). On January 9, 2020 we received notice from The Nasdaq indicating that the Company has regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2), and the matter is now closed.

If The Nasdaq Capital Market delists our common shares from trading on its exchange for failure to meet the listing standards, an investor would likely find it significantly more difficult to dispose of or obtain our shares, and our ability raise future capital through the sale of our shares could be severely limited. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

We have no immediate plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to market our products and to cover operating costs and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common shares as a dividend. In addition, our Loan Agreement with K2HV prohibits us from declaring or paying cash dividends or making distributions on any class of our capital stock. We currently intend to retain earnings, if any, for reinvestment in our business. Therefore, holders of our common shares should not expect to receive cash dividends on our common shares.

Common shares eligible for future sale may cause the price of our common shares to decline.

From time to time, certain of our shareholders may be eligible to sell all or some of their restricted common shares by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate shareholders may sell freely after six months, subject only to the current public information requirement (which disappears after one year). Of the 230,648,396 common shares outstanding as of June 30, 2020, approximately 161,022,586 common shares are held by “non-affiliates,” all of which are currently freely tradable either because those were issued in a registered offering or pursuant to Rule 144.

Any substantial sale of our common shares pursuant to Rule 144 or pursuant to any resale prospectus may have a material adverse effect on the market price of our common shares.

In addition, as of June 30, 2020, we had outstanding options, awards, warrants and convertible term loans for the purchase of 17,548,419 common shares. If our share price rises, the holders may exercise their options and sell a large number of shares. This could cause the market price of our common shares to decline.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares at prices that may not be the same as the price per share in this offering. We may sell common shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional common shares, or securities convertible or exchangeable into common shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

5

It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver instruction to the sales agents to sell common shares at any time throughout the term of the sales agreement. The number of shares that are sold through the sales agents after our instruction will fluctuate based on a number of factors, including the market price of our common shares during the sales period, the limits we set with the sales agents in any instruction to sell shares, and the demand for our common shares during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common shares offered hereby will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

We are required to comply with the domestic reporting regime under the Securities Exchange Act of 1934, as amended, and incur significant legal, accounting and other expenses and resources, and our management are required to devote substantial time to compliance initiatives and corporate governance practices.

We are required to comply with all of the periodic disclosure and current reporting requirements of the Securities Exchange Act of 1934, as amended, applicable to a publicly traded United States domestic issuer. The obligations of being a public reporting company require significant expenditures, including costs resulting from public company reporting obligations under the Securities Exchange Act of 1934, as amended, and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the listing requirements of The Nasdaq Capital Market. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting and corporate governance practices, among many other complex rules that are often difficult and time consuming to implement, monitor and maintain compliance with. Moreover, despite recent reforms made possible by the JOBS Act, the reporting requirements, rules, and regulations will make some activities more time-consuming and costly, particularly after we are no longer an “emerging growth company.” In addition, these rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance. Compliance with such requirements also places significant demands on our management, administrative, operational, internal audit and accounting resources. As a result, we incur, and we expect to continue to incur, legal and financial compliance costs and some activities are highly time consuming and costly.

There are inherent limitations in all control systems, and misstatements due to error or fraud may occur and not be detected.

The ongoing internal control provisions of Section 404 of the Sarbanes-Oxley Act require us to identify material weaknesses in internal control over financial reporting, which is a process to provide reasonable assurance regarding the reliability of financial reporting for external purposes in accordance with accounting principles generally accepted in the United States. Our management, including our chief executive officer and chief financial officer, does not expect that our internal controls and disclosure controls will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, in our company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving our stated goals under all potential future conditions. Over time, a control may be inadequate because of changes in conditions, such as growth of the company or increased transaction volume, or the degree of compliance with the policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

6

We are an “emerging growth company” and a “smaller reporting company” and may elect to comply with reduced public company reporting requirements, which could make our common shares less attractive to investors.

We are currently an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, and a “smaller reporting company” as defined under the rules promulgated under the Securities Act. For as long as we continue to be an “emerging growth company” and a “smaller reporting company”, we may take advantage of exemptions from various reporting requirements that are applicable to other public reporting companies that are not emerging growth companies or smaller reporting companies, including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports.

We could be an “emerging growth company” up until December 31, 2021, although circumstances could cause us to lose that status earlier if our annual revenues exceed $1.07 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if the market value of our common shares held by non-affiliates exceeds $700.0 million as of any June 30th, in which case we would no longer be an “emerging growth company” as of the following December 31st. Based on our closing share price and the market value of our common shares held by non-affiliates as of June 30, 2020, we have determined that we will no longer be an emerging growth company as of December 31, 2020.

We are also a smaller reporting company, and we will remain a smaller reporting company until the value of our common shares held by non-affiliates is no longer less than $250 million as measured on the last business day of our second fiscal quarter, or our annual revenues are no longer less than $100 million during the most recently completed fiscal year and the value of our common shares held by non-affiliates is no longer less than $700 million measured on the last business day of our second fiscal quarter. Based on our closing share price and the market value of our common shares held by non-affiliates as of June 30, 2020, we have determined that we will no longer be a smaller reporting company as of January 1, 2021.

We cannot predict if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the price of our securities may be more volatile.

We may be required to devote substantial time and cost to comply with increased reporting obligations after we are no longer an “emerging growth company” or a “smaller reporting company.”

Effective December 31, 2020, we will no longer be an emerging growth company and may no longer take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, such as exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Effective January 1, 2021, we will no longer be a smaller reporting company and may no longer take advantage of certain exemptions available to both emerging growth companies and smaller reporting companies, including, but not limited to, exemptions from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and an exemption from providing a “Compensation Discussion and Analysis” section in our proxy statements. Additionally, we may no longer take advantage of “scaled” disclosure requirements that are less comprehensive than those for issuers that are not smaller reporting companies.

These increases in reporting obligations under the Securities Exchange Act of 1934, as amended, and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act will increase our compliance burden and divert management’s attention from the operation of our business. In addition, we may incur additional legal, accounting and other expenses due to increased reporting requirements. Our loss of status as a smaller reporting company and an emerging growth company may make some activities more time-consuming and costly.

7

U.S. civil liabilities may not be enforceable against us or certain of our officers.

We are governed by the Business Corporations Act (British Columbia) (“BCBCA”) and a substantial portion of our assets, including our manufacturing facility in Rehovot, Israel, and our research facility in Ottawa, Canada, are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or to enforce judgments obtained against us in U.S. courts, in any action, including actions predicated upon the civil liability provisions of U.S. federal securities laws or any other laws of the United States. Additionally, rights predicated solely upon civil liability provisions of U.S. federal securities laws or any other laws of the United States may not be enforceable in original actions, or actions to enforce judgments obtained in U.S. courts, brought in Canadian or Israeli courts. In addition, two of our officers reside outside of the United States, and all or a substantial portion of their assets may be located outside the United States, which may make effecting service of process within the United States or enforcing judgments obtained against such persons in U.S. courts difficult.

We are governed by the corporate laws of British Columbia which in some cases have a different effect on shareholders than the corporate laws of Delaware, United States.

We are governed by the BCBCA and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with our charter documents, including the advance notice provisions in our articles for the nomination of directors, have the effect of delaying, deferring or discouraging another party from acquiring control of our company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the BCBCA and Delaware General Corporation Law, or DGCL, that may have the greatest such effect include, but are not limited to, the following: (i) for material corporate transactions (such as mergers and amalgamations, other extraordinary corporate transactions or amendments to our articles) the BCBCA generally requires a two-thirds majority vote by shareholders, whereas DGCL generally only requires a majority vote; and (ii) under the BCBCA a holder of 5% or more of our common shares can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL.

Although we expect that we will not be classified as a passive foreign investment company (“PFIC”) in 2020, there can be no assurance that we will not be classified as a PFIC in 2020 or any subsequent year, which would result in adverse U.S. federal income tax consequences to U.S. holders of our common shares.

A non-U.S. corporation such as us will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if either (i) 75% or more of its gross income is passive income or (ii) 50% or more of the value of its assets (based on an average of the values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income. We do not expect to be a PFIC for the 2020 taxable year. However, the fair market value of our assets may be determined in large part by the market price of our common shares, which is likely to fluctuate, and the composition of our income and assets will be affected by how, and how quickly, we spend any cash that is raised in any financing transaction. No assurance can be provided that we will not be classified as a PFIC for the 2020 taxable year or any future taxable year. If we are a PFIC in any year, U.S. Holders (as defined in “Certain United States Income Tax Considerations” below) will be subject to certain adverse U. S. federal income tax consequences. Prospective U.S. Holders should consult their tax advisors regarding our PFIC status.

8

The concentration of the capital stock ownership with our insiders will likely limit the ability of other shareholders to influence corporate matters.

As of December 31, 2019, approximately 33.9% of our outstanding common shares was controlled by our officers, directors, beneficial owners of 10% or more of our securities and their respective affiliates. As a result, these shareholders, if they acted together, may be able to determine or influence matters that require approval by our shareholders, including the election of directors and approval of significant corporate transactions. Corporate actions might be taken even if other shareholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a corporate transaction that other shareholders may view as beneficial.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the price of our common shares and trading volume could decline.

The trading market for our common shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. Multiple securities and industry analysts currently cover us. If one or more of the analysts downgrade our common shares or publish inaccurate or unfavorable research about our business, the price of our common shares would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common shares could decrease, which could cause the price of our common shares and trading volume to decline.

Our financial statements have been prepared on a going concern basis; we must raise additional capital to fund our operations in order to continue as a going concern.

In its report dated March 5, 2020, EisnerAmper LLP, our independent registered public accounting firm, expressed substantial doubt about our ability to continue as a going concern as we have suffered recurring losses from operations and have insufficient liquidity to fund our future operations. If we are unable to improve our liquidity position, we may not be able to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result if we are unable to continue as a going concern and, therefore, be required to realize our assets and discharge our liabilities other than in the normal course of business which could cause investors to suffer the loss of all or a substantial portion of their investment. As of December 31, 2019, we had $44.2 million of cash and cash equivalents, and as of June 30, 2020, we had approximately $61.0 million of cash and cash equivalents and $25.0 million of short-term investments. In order to have sufficient cash and cash equivalents to fund our operations in the future, we will need to raise additional equity or debt capital and cannot provide any assurance that we will be successful in doing so.

9

USE OF PROCEEDS

We may issue and sell common shares having aggregate sales proceeds of up to $125,000,000 from time to time, before deducting sales agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of common shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Jefferies.

We currently intend to use the net proceeds, if any, from this offering for:

●	regulatory filings, pre-commercial activities and commercialization for Sci-B-Vac in the United States, Europe and Canada;
●	the continued advancement of our pipeline programs, including development of GBM (VBI-1901), therapeutic hepatitis B (VBI-2601), CMV (VBI-1501) and pan-coronavirus (VBI-2901) vaccine candidates; and
●	general corporate purposes, including working capital and expenditures.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Circumstances that may give rise to a change in the use of proceeds include:

●	a change in development plan or strategy;
●	the addition of new products or applications;
●	technical delays;
●	delays or difficulties with our clinical trials;
●	manufacturing delays;
●	negative results from our clinical trials;
●	difficulty obtaining regulatory approvals;
●	failure to achieve sales as anticipated; and
●	the availability of other sources of cash including cash flow from operations and new bank debt financing arrangements, if any.

Pending other uses, we intend to invest the proceeds to us in short-term, investment grade, interest-bearing bank accounts or securities. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

10

DIVIDEND POLICY

We have not paid cash dividends on our common shares since January 1, 2015, and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business. In addition, our Loan Agreement with K2HV prohibits us from declaring or paying cash dividends or making distributions on any class of our capital stock.

11

DILUTION

If you invest in our common shares, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per common share immediately after this offering. The net tangible book value of our common shares as of June 30, 2020, was approximately $66.5 million, or approximately $0.29 per common share based on 230,648,396 common shares outstanding at that time. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of our common shares in the aggregate amount of $125 million in this offering at an assumed offering price of $4.32 per share, the last reported sale price of our common shares on The Nasdaq Capital Market on July 30, 2020, and after deducting the commissions and estimated offering expenses payable by us, our net tangible book value as of June 30, 2020, would have been approximately $188 million, or approximately $0.72 per common share. This represents an immediate increase in net tangible book value of $0.43 per share to our existing shareholders and an immediate dilution of approximately $3.60 per share to new investors participating in this offering, as illustrated by the following table:

Assumed offering price per common share		$4.32

Net tangible book value per common share as of June 30, 2020	$0.29

Increase in net tangible book value per common share attributable to the offering	$0.43

As adjusted net tangible book value per common share as of June 30, 2020 after giving effect to the offering		$0.72

Dilution in net tangible book value per common share to new investors in the offering		$3.60

The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time common shares are sold pursuant to this prospectus. The as adjusted information assumes that all of our common shares in the aggregate amount of $125,000,000 is sold at the assumed offering price of $4.32 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on July 30, 2020. The shares sold in this offering, if any, will be sold from time to time at various prices.

The discussion and table above are based on 230,648,396 common shares outstanding as of June 30, 2020, and excludes the following potentially dilutive securities as of that date:

●	10,859,869 outstanding equity grants and awards which include:

○	10,650,658 common shares issuable upon the exercise of outstanding options having a weighted average exercise price of $2.26 per share; and
○	209,211 common shares issuable upon the vesting of awards having a weighted average fair value at grant date of $1.92 per share;

●	10,936,674 common shares reserved for issuance under our equity incentive plans;
●	3,948,824 common shares issuable upon the exercise of outstanding warrants having a weighted average exercise price of $2.35 per share; and
●	2,739,726 common shares issuable upon the conversion of certain term loans having a conversion price of $1.46 per share.

To the extent that any of these options, awards, warrants or term loans are exercised or converted, new options and awards are issued under our equity incentive plans and subsequently exercised or we issue additional common shares or securities convertible into common shares in the future, there may be further dilution to new investors participating in this offering.

12

DESCRIPTION OF CAPITAL STOCK

The following description of common shares summarizes the material terms and provisions of the common shares that we may offer under this prospectus, but is not complete. For the complete terms of our common shares, please refer to our Articles, a copy of which are filed as exhibits to our registration statement on Form S-3, of which this prospectus forms a part. See “Where You Can Find More Information.”

Description of Common Shares

We are authorized to issue an unlimited number of common shares with no par value. We are governed by the Business Corporations Act (British Columbia), or BCBCA and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with our charter documents, including the advance notice provisions in our Articles for the nomination of directors, have the effect of delaying, deferring or discouraging another party from acquiring control of our company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the BCBCA and Delaware General Corporation Law, or DGCL, that may have the greatest such effect include, but are not limited to, the following: (i) for material corporate transactions (such as mergers and amalgamations, other extraordinary corporate transactions or amendments to our articles) the BCBCA generally requires a two-thirds majority vote by shareholders, whereas DGCL generally only requires a majority vote; and (ii) under the BCBCA, one or more shareholders who, in the aggregate, hold 5% or more of our common shares can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL.

As of June 30, 2020, we had 230,648,396 common shares outstanding. Our authorized but unissued common shares are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

As of June 30, 2020, there were 10,859,869 outstanding equity grants and awards which include: 10,650,658 common shares issuable upon the exercise of outstanding options having a weighted average exercise price of $2.26 per share; and 209,211 common shares issuable upon the vesting of stock awards having a weighted average fair value at grant date of $1.92 per share. As of June 30, 2020, there were 3,948,824 common shares issuable upon the exercise of outstanding warrants having a weighted average exercise price of $2.35 per share and 2,739,726 common shares issuable upon the conversion of certain term loans having a conversion price of $1.46 per share.

Holders of our common shares are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The BCBCA provides that we may declare or pay dividends unless there are reasonable grounds for believing that (a) the Company is insolvent, or (b) the payment of the dividend would render the Company insolvent. The common shares are neither redeemable or convertible. Holders of common shares have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common shares is entitled to one vote for each such share outstanding in the holder’s name. No holder of common shares is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common shares are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding common shares are fully paid and non-assessable. The common shares offered by this prospectus will also be fully paid and non-assessable.

Our directors may, subject to our Articles and the BCBCA, issue, allot, sell, grant options on or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices that the directors, in their absolute discretion, may determine by board resolution. Shares may be issued in consideration for past services, property or money. Shares must not be issued until they are fully paid. There are no sinking fund provisions applicable to our common shares.

13

Since we are authorized to issue an unlimited number of common shares with no par value, the authorized but unissued common shares are available for future issuance without any further vote or action by our shareholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued common shares could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

On July 30, 2020, the last sale price of our common shares on The Nasdaq Capital Market was $4.32 per share. The transfer agent and registrar for our common shares is Computershare. Its address is 510 Burrard Street, 2nd Floor, Vancouver, British Columbia V6C 3B9, and its telephone number is (604) 661-9442.

Anti-takeover Effects of Provisions of VBI’s Articles and BCBCA, Alterations

The BCBCA does not contain a provision comparable to Section 203 of the Delaware General Corporation Law (DGCL) with respect to business combinations.

Under the BCBCA and our Articles, certain extraordinary company alterations, such as changes to authorized share structure, continuances, into or out of province, certain amalgamations, sales, leases or other dispositions of all or substantially all of the undertaking of a company (other than in the ordinary course of business) liquidations, dissolutions, and certain arrangements are required to be approved by ordinary or special resolution as applicable.

An ordinary resolution is a resolution (i) passed at a shareholders’ meeting by a simple majority, or (ii) passed, after being submitted to all of the shareholders, by being consented to in writing by shareholders who, in the aggregate, hold shares carrying at least two-thirds of the votes entitled to be cast on the resolution. A special resolution is a resolution (i) passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution at a meeting duly called and held for that purpose or (ii) signed by all shareholders entitled to vote on the resolution.

Under the BCBCA, an action that prejudices or interferes with a right or special right attached to issued shares of a class or series of shares must be approved by a special separate resolution of the holders of the class or series of shares being affected.

Under the BCBCA, arrangements are permitted and a company may make any proposal it considers appropriate “despite any other provision” of the BCBCA. In general, a plan of arrangement is approved by a company’s board of directors and then is submitted to a court for approval. It is not unusual for a company in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Plans of arrangement involving shareholders must be approved by a special resolution of shareholders, including holders of shares not normally entitled to vote. The court may, in respect of an arrangement proposed with persons other than shareholders and creditors, require that those persons approve the arrangement in the manner and to the extent required by the court. The court determines, among other things, to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing and approve or reject the proposed arrangement.

The BCBCA does not contain a provision comparable to Section 251(h) of the DGCL.

Election and removal of directors

According to our Articles, all directors cease to hold office immediately before the election or appointment of directors at every annual general meeting, but are eligible for re-election or re- appointment. Under Section 14.10 of VBI’s Articles, shareholders of VBI may remove any director before the expiration of his or her term of office by a special resolution of shareholders. This system of electing and removing directors generally makes it more difficult for shareholders to replace a majority of our directors.

14

Shareholder action; advance notification of stockholder nominations and proposals

Under the BCBCA, one or more shareholders holding in the aggregate at least 5% of our common shares may requisition that the directors call a meeting of shareholders for the purpose of transacting any business that may be transacted at a general meeting. Upon receiving a requisition that complies with the technical requirements set out in the BCBCA, the directors must, subject to certain limited exceptions, call a meeting of shareholders to be held not more than 4 months after receiving the requisition. If the directors do not call such a meeting within 21 days after receiving the requisition, the requisitioning shareholders or any of them holding in aggregate more than 2.5% of the issued shares of the Company that carry the right to vote at general meetings may call the meeting.

Under the BCBCA, shareholder proposals may be made by registered or beneficial owners of shares entitled to vote at general meetings of shareholders who have been the registered or beneficial owner of such shares for an uninterrupted period of at least two years before the date of signing of the proposal, and who together in the aggregate constitute at least 1% of the issued shares that carry on the right to vote at general meetings or have a fair market value of shares in excess of CAD$2,000. Those registered or beneficial holders must, alongside the proposal, submit and sign a declaration providing the requisite information under the BCBCA. To be a valid proposal, the proposal must be submitted at least three months before the anniversary of the previous year’s annual reference date (which is generally the date of the annual general meeting).

Under the advance notice provisions contained in Section 10.9 of VBI’s Articles, subject only to the BCBCA, only persons who are nominated in accordance with the procedures set forth therein shall be eligible for election as directors of the Company. Nominations of persons for election to the Board may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors: (a) by or at the direction of the Board, including pursuant to a notice of meeting; (b) by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the BCBCA, or a requisition of the shareholders made in accordance with the provisions of the BCBCA; or (c) by any person (a “Nominating Shareholder”): (A) who, at the close of business on the date of the giving of the notice and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (B) who complies with the notice procedures set forth in our Articles.

In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the Secretary of the Company at the principal executive offices of the Company.

To be timely, a Nominating Shareholder’s notice to the Secretary of the Company must generally be made: (a) in the case of an annual meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders; and (b) in the case of a special meeting (that is not also an annual meeting) called for a purpose that includes electing directors, not later than the close of business on the 15th day following the day on which public announcement of the date of the meeting is first made.

These provisions may have the effect of deterring unsolicited offers to acquire the Company or delaying changes in control of our management. These provisions could also have the effect of delaying until the next shareholder meeting any shareholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to Articles

Under the BCBCA, a company may amend its articles or notice of articles by (i) the type of resolution specified in the BCBCA, (ii) if the BCBCA does not specify a type of resolution, then by the type specified in the company’s articles, or (iii) if the company’s articles do not specify a type of resolution, then by special resolution. The BCBCA permits many substantive changes to a company’s articles (such as a change in the company’s authorized share structure or a change in the special rights or restrictions that may be attached to a certain class or series of shares) to be changed by the resolution specified in that company’s articles.

15

Our Articles provide that, subject to the BCBCA, certain alterations to our share structure be done by way of directors’ resolution. Any creation, variation or deletion of special rights and restrictions attached to a series or class of shares must be done by way of special resolution.

Our Articles also provide that, the shareholders may from time to time, by ordinary resolution, make any alteration to our notice of articles and articles as permitted by the BCBCA.

Limitation of Liability and Indemnification

Section 21.2 of VBI’s Articles requires VBI, subject to the BCBCA, to indemnify a director, former director or alternate director and his or her heirs and legal representatives against all eligible penalties to which such person is or may be liable and after the disposition of an eligible proceeding pay the expenses actually and reasonably incurred by such person in respect of that proceeding.

Pursuant to Section 21.3 of VBI’s Articles, VBI may indemnify any person subject to the restrictions of the BCBCA.

Pursuant to Section 162 of the BCBCA, prior to the final disposition, VBI may pay, as they are incurred, the expenses actually and reasonably incurred by an eligible party, or the heirs and personal or other legal representatives in respect of that proceeding, if VBI first receives from such person a written undertaking that if the indemnification is ultimately determined to be prohibited pursuant to the BCBCA, such person will repay the amounts advanced.

Indemnification under the BCBCA is prohibited if any of the following circumstances apply: (1) if the indemnity or payment is made under an earlier agreement and at the time the agreement to indemnify or pay expenses was made the company was prohibited from doing so under its memorandum or articles; (2) if the indemnity or payment is made otherwise than under an earlier agreement and at the time the indemnity or payment is made, the company is prohibited from doing so under its memorandum or articles; (3) if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation; or (4) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party, or the heirs and personal or other legal representatives in respect of that proceeding, by or on behalf of VBI or an associated corporation, VBI must not indemnify that person for any penalties such person is or may be liable for and must not pay the expenses of that person in respect of the proceeding.

In addition, on the application of VBI or an eligible party, a court may: (a) order VBI to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding; (b) order VBI to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding; (c) order the enforcement of, or any payment under, an agreement of indemnification entered into by VBI; (d) order VBI to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under the BCBCA; (e) make any other order the court considers appropriate.

Control Block Distributions

Under applicable securities laws in Canada, any person (or group of persons) who owns a sufficient number of any of the securities of an issuer so as to affect materially the control of that issuer is considered to be a “control person”. For such purposes, any person who has or acquires control or direction over more than 20% of the voting securities of an issuer will be deemed, in the absence of evidence to the contrary, to be a “control person”. Any “trade” of securities by a control person is considered to be a “distribution”, and accordingly, the disposition of such securities must be qualified by a prospectus, absent an available exemption.

16

Certain Takeover Bid Requirements

Any offer made by a person (an “offeror”) to acquire outstanding shares of a Canadian entity that, when aggregated with the offeror’s holdings (and those of persons or companies acting jointly with the offeror), would constitute 20% or more of the outstanding shares, would be subject to the take-over provisions of Canadian securities laws, unless the offer constitutes an exempt transaction.

In addition to those take-over bid requirements noted above, the acquisition of shares may trigger the application of additional statutory regimes including amongst others, the Investment Canada Act and the Competition Act (Canada).

Limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition, or the Commissioner, to review any acquisition of control over or of a significant interest in us. This legislation grants the Commissioner jurisdiction, for up to one year, to challenge this type of acquisition before the Canadian Competition Tribunal on the basis that it would, or would be likely to, substantially prevent or lessen competition in any market in Canada.

This legislation also requires any person who intends to acquire our common shares to file a notification with the Canadian Competition Bureau if certain financial thresholds are exceeded and if that person (and their affiliates) would hold more than 20% of our common shares. If a person already owns 20% or more of our common shares, a notification must be filed when the acquisition of additional shares would bring that person’s holdings to over 50%. Where a notification is required, the legislation prohibits completion of the acquisition until the expiration of a statutory waiting period, unless the Commissioner provides written notice that the acquisition will not be challenged.

The Investment Canada Act requires any person that is a “non-Canadian” (as defined in the Investment Canada Act) who acquires control of an existing Canadian business, where the acquisition of control is not a reviewable transaction, to file a notification with Innovation, Science & Economic Development Canada. The Investment Canada Act generally prohibits the implementation of a reviewable transaction unless, after review, the relevant minister is satisfied that the investment is likely to be of net benefit to Canada. Under the Investment Canada Act, the acquisition of control of us (either through the acquisition of our common shares or all or substantially all our assets) by a non-Canadian investor would be reviewable only if our enterprise value (as determined pursuant to the Investment Canada Act) exceeds a certain threshold. The threshold for a pre-closing net benefit review depends on whether the purchaser is: (a) controlled by a person or entity from a member of the World Trade Organization; (b) a state-owned enterprise; or (c) from a country considered a “Trade Agreement Investor” under the Investment Canada Act.

The acquisition of a majority of the voting interests of an entity is deemed to be acquisition of control of that entity. The acquisition of less than a majority but one-third or more of the voting shares of a corporation or an equivalent undivided ownership interest in the voting shares of a corporation is presumed to be an acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of voting shares. The acquisition of less than one-third of the voting shares of a corporation is deemed not to be an acquisition of control of that corporation. Certain transactions in relation to our common shares would be exempt from review.

Under the national security regime in the Investment Canada Act, review on a discretionary basis may also be undertaken by the federal government in respect of a much broader range of investments by a non-Canadian to “acquire, in whole or in part, or to establish an entity carrying on all or any part of its operations in Canada.” The relevant test is whether such an investment by a non-Canadian could be “injurious to national security.” The minister responsible for the Investment Canada Act has broad discretion to determine whether an investor is a non-Canadian and may be subject to national security review. Review on national security grounds is at the discretion of the federal government and may occur on a pre- or post-closing basis.

This summary is not a comprehensive description of relevant or applicable considerations regarding such requirements and, accordingly, is not intended to be, and should not be interpreted as, legal advice to any prospective purchaser and no representation with respect to such requirements to any prospective purchaser is made. Prospective investors should consult their own Canadian legal advisors with respect to any questions regarding securities law in the provinces and territories of Canada.

Listing

Our common shares are listed for trading on The Nasdaq Capital Market under the symbol “VBIV.”

17

CERTAIN UNITED STATES INCOME TAX CONSIDERATIONS

The section discusses the material U.S. federal income tax consequences of purchasing, owning and disposing of our common shares by a U.S. Holder that acquires the common shares pursuant to this offering and holds such common shares as capital assets. This summary is of a general nature only, is not exhaustive of all possible U.S. federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular U.S. Holder. U.S. Holders should consult their own tax advisors with respect to their particular circumstances. For purposes of this summary, “U.S. Holder” means a beneficial holder of our common shares that is for U.S. federal income tax purposes:

● an individual citizen or resident of the U.S.;

● a corporation or other entity classified as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

● an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

● a trust, if (a) a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more “U.S. persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (b) a valid election is in effect to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our common shares, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. This section does not address the tax consequences to such a partnership or any partner in such a partnership for U.S. federal income tax purposes. Such a partner should consult its own tax advisor as to the tax consequences of the partnership purchasing, owning and disposing of our common shares.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, IRS rulings and judicial decisions in effect as of the date of this prospectus supplement. All of these are subject to change, possibly with retroactive effect, or different interpretations. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.

This summary does not purport to be a complete analysis of all potential U.S. federal income tax effects and does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. Holders in light of their specific circumstances (for example, U.S. Holders subject to the alternative minimum tax) or to holders that are subject to special rules under U.S. federal income tax law, including:

● dealers in stocks, securities or currencies;

● securities traders that use a mark-to-market accounting method;

● banks and financial institutions;

● insurance companies;

● regulated investment companies;

● real estate investment trusts;

● tax-exempt organizations;

18

● retirement plans, individual plans, individual retirement accounts and tax-deferred accounts;

● persons holding our common shares as part of a hedging or conversion transaction straddle or other integrated or risk reduction transaction;

● persons who or that are, or may become, subject to the expatriation provisions of the Code;

● persons whose functional currency is not the U.S. dollar; and

● direct, indirect or constructive owners of 10% or more of the total combined voting power of all classes of our voting stock.

This summary also does not discuss any aspect of state, local or foreign law, or estate or gift tax law as applicable to U.S. Holders or any holders that are not U.S. Holders.

PROSPECTIVE U.S. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DESCRIBED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

Taxation of U.S. Holders of Our Common Shares

Dividends

Subject to the PFIC rules discussed below, any distributions paid by the Company out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), before reduction for any Canadian withholding tax paid with respect thereto, will generally be taxable to a U.S. Holder as foreign source dividend income, and, other than a corporate 10% shareholder, will not be eligible for the dividends received deduction generally allowed to corporations. The dividend will be taxable to a U.S. Holder when the holder receives the dividend, actually or constructively. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in our common shares and thereafter as capital gain. The Company may not, however, maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles. Therefore, U.S. Holders should assume (unless advised to the contrary) that any distribution from the Company will be treated for US federal income tax purposes as a dividend. Prospective purchasers should consult their own tax advisors with respect to the appropriate U.S. federal income tax treatment of any distribution received from the Company.

Dividends paid to non-corporate U.S. Holders by the Company in a taxable year in which it is treated as a PFIC, or in the immediately following taxable year, will not be eligible for the preferential rate normally applicable to qualified dividend income. In all other taxable years, dividends paid by the Company should be taxable to a non-corporate U.S. Holder at the preferential rate applicable qualified dividend income, provided that certain conditions are satisfied. The Company has taken the position that it was not a PFIC for the 2019 taxable year and does not expect to be classified as a PFIC for the 2020 taxable year. However, no assurance can be provided that the Company will not in fact be classified as a PFIC for the 2020 or any subsequent taxable year and, therefore, no assurance can be provided that a U.S. Holder will be able to claim a reduced rate for dividends paid in 2020 or any subsequence taxable year (if any). See “Taxation of U.S. Holders of Common Shares — Passive Foreign Investment Company Considerations” below.

Under current law, payments of dividends by the Company to non-Canadian investors are generally subject to Canadian withholding tax at a rate of 25%. The rate of withholding tax applicable to U.S. Holders that are eligible for benefits under the Canada-United States Tax Convention (the “Convention”) is reduced to a rate of 15% unless the U.S. Holder is a company which owns 10% of our voting shares in which case the withholding rate is reduced to a rate of 5%. This reduced rate of withholding will not apply if the dividends received by a U.S. Holder are effectively connected with a permanent establishment of the U.S. Holder in Canada. For U.S. federal income tax purposes, U.S. Holders will be treated as having received the amount of Canadian taxes withheld by the Company, and as then having paid over the withheld taxes to the Canadian taxing authorities. As a result of this rule, the amount of dividend income included in gross income for U.S. federal income tax purposes by a U.S. Holder with respect to a payment of dividends may be greater than the amount of cash actually received by the U.S. Holder from the Company with respect to the payment.

19

Subject to certain limitations, a U.S. Holder will generally be entitled to a credit or a deduction against its U.S. federal income tax liability for Canadian income taxes withheld by the Company. For purposes of the foreign tax credit limitation, dividends paid by the Company generally will constitute foreign source income in the “passive category income” basket. The foreign tax credit rules are complex and prospective purchasers should consult their tax advisors concerning the availability of the foreign tax credit in their particular circumstances.

Sale, Exchange or Other Taxable Disposition of Common Shares

Subject to the PFIC rules discussed below, upon a sale, exchange or other taxable disposition of our common shares, a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in its common shares.

This capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in its common shares exceeds one year. The deductibility of capital losses is subject to limitations. Any gain or loss will generally be U.S. source for U.S. foreign tax credit purposes.

Passive Foreign Investment Company Considerations

Special U.S. tax rules apply to U.S. Holders of our common shares if we are a passive foreign investment company, or PFIC. A foreign corporation will be classified as a PFIC for any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to applicable “look-through rules,” either (i) at least 75% of its gross income is passive income or (ii) at least 50% of the average value of its assets is attributable to assets which produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.

We do not expect to be a PFIC for the 2020 taxable year. However, the fair market value of the Company’s assets may be determined in large part by the market price of our common shares, which is likely to fluctuate, and the composition of the Company’s income and assets will be affected by how, and how quickly, the Company spends any cash that is raised in any financing transaction. No assurance can be provided that the Company will not be classified as a PFIC for the 2020 taxable year or any future taxable year. Prospective purchasers should consult their tax advisors regarding the Company’s PFIC status.

If a U.S. holder holds common shares during any taxable year when the Company is a PFIC, the U.S. Holder that does not make the QEF election or the mark-to-market election described below will generally be subject to adverse rules with respect to (i) any “excess distributions” (generally, any distributions received by the U.S. Holder on our common shares in a taxable year that are greater than 125% of the average annual distributions received by the U.S. Holder in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for our common shares) and (ii) any gain realized on the sale or other disposition of the common shares. Generally, our common shares will be shares in a PFIC with respect to a U.S. Holder if we are a PFIC during any time of such U.S. Holder’s holding period, unless the U.S. shareholder makes a deemed sale election or a mark-to-market election, or makes a QEF election with respect to the first taxable year for which we are a PFIC.

Under these adverse rules (a) the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which the Company is classified as a PFIC will be taxed as ordinary income, and (c) the amount allocated to each of the other taxable years during which the Company was classified as a PFIC will be subject to tax at the highest rate of tax in effect for the applicable category of taxpayer for that year and an interest charge will be imposed with respect to the resulting tax attributable to each such other taxable year. A U.S. Holder that is not a corporation will be required to treat any such interest paid as “personal interest”, which is not deductible.

20

U.S. Holders can avoid the adverse rules described above in part by making a mark-to-market election with respect to our common shares, provided that our common shares are “marketable”. Our common shares will be marketable if they are “regularly traded” on a “qualified exchange” or other market within the meaning of applicable U.S. Treasury regulations. For this purpose, our common shares generally will be considered to be regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Our Common Shares are currently listed on the Nasdaq Capital Market, which constitutes a qualified exchange; however, there can be no assurance that our common shares will be treated as regularly traded for purposes of the mark-to-market election on a qualified exchange. If our common shares are not regularly traded on the Nasdaq Capital Market or are delisted from the Nasdaq Capital Market and not traded on another qualified exchange for the requisite time period described above, the mark-to-market election will not be available.

A U.S. Holder that makes a mark-to-market election must include in gross income, as ordinary income, for each taxable year an amount equal to the excess, if any, of the fair market value of the U.S. Holder’s common shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in our common shares. An electing U.S. Holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted tax basis in its common shares over the fair market value of its common shares at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains previously included in income. A U.S. Holder that makes a mark-to-market election generally will adjust such U.S. Holder’s tax basis in its common shares to reflect the amount included in gross income or allowed as a deduction because of such mark-to-market election. Gains from an actual sale or other disposition of our common shares will be treated as ordinary income, and any losses incurred on a sale or other disposition of our common shares will be treated as ordinary losses to the extent of any net mark-to-market gains previously included in income.

If the Company is classified as a PFIC for any taxable year in which a U.S. Holder owns our common shares but before a mark-to-market election is made, the adverse PFIC rules described above will apply to any mark-to-market gain recognized in the year the election is made. Otherwise, a mark-to-market election will be effective for the taxable year for which the election is made and all subsequent taxable years. The election cannot be revoked without the consent of the IRS unless our common shares cease to be marketable, in which case the election is automatically terminated.

If the Company were to be classified as a PFIC, a U.S. Holder of our common shares will generally be treated as owning stock owned by the Company in any direct or indirect subsidiaries that are also PFICs and will be subject to similar adverse rules with respect to distributions to the Company by, and dispositions by the Company of, the stock of such subsidiaries. A mark-to-market election is not permitted for the shares of any subsidiary of the Company that is also classified as a PFIC. Prospective purchasers should consult their tax advisors regarding the availability of, and procedure for making, a mark-to-market election.

A U.S. Holder can also avoid the interest charge and the other adverse PFIC consequences described above if we are a PFIC by making a QEF election to be taxed currently on its share of our undistributed income. If we are classified as a PFIC, we may satisfy the record keeping requirements that apply to a QEF and supply requesting U.S. Holders with the information that such U.S. Holders are required to report under the QEF rules with respect to the Company and any subsidiary of the Company that is a PFIC (“PFIC Subsidiary”). However, there can be no assurance that the Company will satisfy the record keeping requirement or provide the information required to be reported by U.S. Holders.

A U.S. Holder that makes a timely and effective QEF election with respect to the first tax year in its holding period of our common shares for which we are a PFIC generally will not be subject to the adverse PFIC consequences described above with respect to its common shares. Rather, a U.S. Holder that makes a timely and effective QEF election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) the Company’s net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the Company’s ordinary earnings, which will be taxed as ordinary income to such U.S. Holder, in each case regardless of which such amounts are actually distributed to the U.S. Holder by the Company. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a timely and effective QEF election with respect to the Company generally (a) may receive a tax-free distribution from us to the extent that such distribution represents “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF election and (b) will adjust such U.S. Holder’s tax basis in its common shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF election. In addition, a U.S. Holder that makes a QEF election generally will recognize capital gain or loss on the sale or other taxable disposition of our common shares.

21

The QEF election is made on a shareholder-by-shareholder basis. Once made, a QEF election will apply to the tax year for which the QEF election is made and to all subsequent tax years, unless the QEF election is invalidated or terminated or the IRS consents to revocation of the QEF election. In addition, if a U.S. Holder makes a QEF election, the QEF election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC.

A QEF election made with respect to the Company will not apply to any PFIC Subsidiary; a QEF election must be made separately for each PFIC Subsidiary (in which case the treatment described above will apply to such PFIC Subsidiary). If a U.S. Holder makes a timely and effective QEF election with respect to a PFIC Subsidiary, it will be required in each taxable year to include in gross income its pro rata share of the ordinary earnings and net capital gain of such PFIC Subsidiary, regardless of whether it actually receives a distribution of such income.

If the Company is classified as a PFIC and later ceases to be so classified, a U.S. Holder may make an election (a “deemed sale election”) to be treated for U.S. federal income tax purposes as having sold its common shares on the last day of the taxable year of the Company during which it is a PFIC. A U.S. Holder that makes a deemed sale election will then cease to be treated as owning stock in a PFIC by reason of ownership of our common shares in the Company. However, gain recognized as a result of making the deemed sale election will be subject to the adverse rules described above and loss will not be recognized as a result of a deemed sale election.

In addition, if the Company were to be classified as a PFIC, U.S. Holders will generally be required to file an annual information return with the IRS (also on IRS Form 8621, which PFIC shareholders are required to file with their U.S. federal income tax or information returns) relating to their ownership of our common shares. This filing requirement is in addition to the preexisting reporting requirements described above that apply to a U.S. Holder’s interest in a PFIC (which this requirement does not affect).

Prospective purchasers should consult their tax advisors regarding the potential application of the PFIC regime and any reporting obligations to which they may be subject under that regime.

Tax on Net Investment Income

A Medicare contribution tax of 3.8% is imposed on a portion or all of the net investment income of certain individuals with a modified adjusted gross income of over $200,000 (or $250,000 in the case of joint filers or $125,000 in the case of married individuals filing separately) and on the undistributed net investment income of certain estates and trusts. “Net investment income” generally includes income from any dividends paid with respect our common shares and net gain from the sale, exchange or other taxable disposition of our common shares, reduced by any deductions properly allocable to such income or net gain. U.S. Holders are urged to consult their tax advisors regarding the applicability of this tax to their income and gains in respect of an investment in our common shares.

Information Reporting and Backup Withholding

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from sales or other dispositions of our common shares, generally will be reported to the IRS and to the U.S. Holder as required under applicable regulations. Backup withholding tax may apply to these payments if the U.S. Holder fails to timely provide in the appropriate manner an accurate taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. Certain U.S. Holders are not subject to the information reporting or backup withholding tax requirements described herein. U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding tax and the procedure for establishing an exemption.

Backup withholding tax is not an additional tax. U.S. Holders generally will be allowed a refund or credit against their U.S. federal income tax liability for amounts withheld, provided the required information is timely furnished to the IRS. Certain U.S. Holders may be required to file Form 5471 reporting transfers of cash or other property to the Company and information relating to the U.S. Holder and the Company. In addition, certain U.S. Holders are required to report information on IRS Form 8938 with respect to their investments in certain “foreign financial assets,” which includes an investment in our common shares. Substantial penalties may be imposed upon a U.S. Holder that fails to comply. U.S. Holders should consult their tax advisors regarding the information reporting obligations that may arise from their acquisition, ownership or disposition of our common shares.

22

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary, as of today’s date, of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (“Tax Act”) that generally apply to an investor who acquires the common shares pursuant to this prospectus supplement and who, for the purposes of the Tax Act and at all relevant times, (i) deals at arm’s length and is not affiliated with us and the sale agents, (ii) acquires and holds the common shares as capital property, (iii) is not, and is not deemed to be, a resident of Canada, and (iv) does not use or hold the common shares in carrying on a business in Canada (a “Holder”). Special rules, which are not discussed in this summary, may apply to a Holder that is an insurer that carries on business in Canada and elsewhere, or an “authorized foreign bank” (as defined in the Tax Act). Such Holders should consult their own tax advisors.

Generally, the common shares will be considered to be capital property to a Holder provided that the Holder does not use the common shares in the course of carrying on a business of trading or dealing in securities and such Holder has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade, all within the meaning of the Tax Act.

This summary is based upon the current provisions of the Convention, the Tax Act and its regulations and the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”). This summary takes into account all specific proposals to amend the Tax Act and its regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and assumes that the Tax Proposals will be enacted in the form proposed, although no assurance can be given that the Tax Proposals will be enacted in their current form or at all. This summary does not otherwise take into account any changes in law or in the administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial decision or action, nor does it take into account or consider any provincial, territorial or foreign income tax considerations, which considerations may differ significantly from the Canadian federal income tax considerations discussed in this summary.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Holders should consult their own tax advisors with respect to their particular circumstances.

Currency

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the common shares, including dividends, adjusted cost base and proceeds of disposition, must be expressed in Canadian dollars using the rate of exchange quoted by the Bank of Canada on the day the amount first arose, or such other rate of exchange as is acceptable to the CRA.

Dividends

Dividends paid or credited or deemed to be paid or credited by us to a Holder on the common shares are subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of the Convention or another applicable tax treaty between Canada and the Holder’s country of residence. The rate of withholding tax on dividends paid or credited to a Holder who is resident in the United States for purposes of the Convention, entitled to benefits under the Convention, and is the beneficial owner of the dividend is generally limited to 15% of the gross amount of the dividend (or 5% in the case of such a Holder that is a company beneficially owning at least 10% of our voting shares). Holders should consult their own tax advisors regarding the application of the Convention (or any other applicable tax treaty) to dividends based on their particular circumstances.

23

Dispositions of Common Shares

A Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of the common shares, nor will capital losses arising therefrom be recognized under the Tax Act, unless the common shares constitute “taxable Canadian property” to the Holder for purposes of the Tax Act, and the gain is not exempt from tax pursuant to the terms of the Convention (or any other applicable tax treaty).

Provided our common shares are listed on a “designated stock exchange”, as defined in the Tax Act (which currently includes the Nasdaq Capital Market), at the time of disposition, the common shares generally will not constitute taxable Canadian property of a Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently:

(i)	the Holder, persons with whom the Holder did not deal at arm’s length, and partnerships in which the Holder or such non-arm’s length person holds a membership interest (either directly or indirectly through one or more partnerships), or the Holder together with all such persons, owned 25% or more of the issued shares of any class or series of our shares; and

(ii)	more than 50% of the fair market value of the common shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Tax Act), “timber resource properties” (as defined in the Tax Act) or an option, an interest or right in such property, whether or not such property exists.

Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, our common shares could be deemed to be “taxable Canadian property” to a Holder. Holders whose common shares may be taxable Canadian property should consult their own tax advisors.

24

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Jefferies, under which we may offer and sell up to $125 million of our common shares from time to time through Jefferies acting as agent. Sales of our common shares, if any, under this prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our common shares under the sales agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell our common shares are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our common shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission of up to 3% of the aggregate gross proceeds we receive from each sale of our common shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $154,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on The Nasdaq Capital Market on the day following each day on which our common shares are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our common shares on our behalf, Jefferies may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our common shares pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all common shares subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. We and Jefferies may each terminate the sales agreement at any time upon ten days’ prior notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus electronically.

25

LEGAL MATTERS

Certain legal matters with respect to the United States of America and New York law with respect to the validity of certain of the offered securities will be passed upon for us by Haynes and Boone LLP, New York, New York. Certain legal matters with respect to Canadian law with respect to the validity of certain of the offered securities will be passed upon for us by Stikeman Elliott LLP, Toronto, Ontario. Jefferies is being represented in connection with this offering by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated balance sheets of VBI Vaccines Inc. and subsidiaries as of December 31, 2019, and 2018, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for each of the years then ended, included in our Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference in this prospectus, which report includes an explanatory paragraph about the existence of substantial doubt concerning our ability to continue as a going concern. Such financial statements have been incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at http://www.vbivaccines.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, amendments to those reports, and other information that we filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the Securities and Exchange Commission for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, http://www.vbivaccines.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

26

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission could automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information (i) furnished pursuant to Items 2.02 and 7.01 of Form 8-K and (ii) contained in hyperlinks to our website found in such documents) we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination or completion of the offering:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on March 5, 2020;

●	The portions of our definitive proxy statement on Schedule 14A that are deemed “filed” with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, filed on April 28, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the Securities and Exchange Commission on May 6, 2020;
●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the Securities and Exchange Commission on July 31, 2020;
●	our Current Reports on Form 8-K, filed with the Securities and Exchange Commission on each of January 10, 2020, January 15, 2020, March 2, 2020, March 3, 2020, March 13, 2020, March 31, 2020, April 24, 2020, April 27, 2020, May 15, 2020, May 27, 2020, May 29, 2020, June 17, 2020, June 22, 2020 and July 2, 2020; and

●	the description of our common shares which is included in the Form 8-A filed with the Securities and Exchange Commission on May 5, 2016, as amended by Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information (i) furnished pursuant to Items 2.02 and 7.01 of Form 8-K and (ii) contained in hyperlinks to our website found in such documents) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We or Jefferies have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

VBI Vaccines Inc.

222 Third Street, Suite 2241

Cambridge, MA 02142

Attention: Chief Business Officer

Telephone: (617) 830-3031

You may also access the documents incorporated by reference in this prospectus through our website at http://www.vbivaccines.com. Except as set forth above, no information available on or through our website shall be deemed to be incorporated in this prospectus, the accompanying prospectus or the registration statement of which it forms a part.

27

$125,000,000

Common Shares

Prospectus

Jefferies

July 31, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The fees and expenses payable by us in connection with this registration statement are estimated as follows:

Securities and Exchange Commission Registration Fee	$(1)
Accounting Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Printing Fees and Expenses	(2)
Transfer Agent Fees and Expenses	(2)
Miscellaneous Fees and Expenses	(2)
Total	$(2)

(1) In accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee for the securities offered under this registration statement other than the fees due in connection with (i) 6,138,550 common shares that may be offered and resold from time to time by the selling shareholders named in the applicable prospectus and (ii) the $125,000,000 of our common shares that may be issued and sold from time to time under a sales agreement with Jefferies. We have offset $8,092.50 of the registration fee pursuant to Rule 457(p) under the Securities Act of 1933, as amended.

(2) These fees are calculated based on the securities offered and the number of issuance and accordingly cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors.

Article 21, Section 21.2 of VBI’s articles requires VBI, subject to the British Columbia Business Corporations Act (the “BCBCA”), to indemnify a director, former director or alternate director and his or her heirs and legal representatives against all eligible penalties to which such person is or may be liable and after the disposition of an eligible proceeding pay the expenses actually and reasonably incurred by such person in respect of that proceeding.

Pursuant to Article 21, Section 21.3, VBI may indemnify any other person subject to the restrictions of the BCBCA.

Prior to the final disposition, VBI may pay, as they are incurred, the expenses actually and reasonably incurred by an eligible party, or the heirs and personal or other legal representatives in respect of that proceeding, if VBI first receives from such person a written undertaking that if the indemnification is ultimately determined to be prohibited pursuant to the BCBCA, such person will repay the amounts advanced.

Indemnification under the BCBCA is prohibited if any of the following circumstances apply: (1) if the indemnity or payment is made under an earlier agreement and at the time the agreement to indemnify or pay expenses was made the company was prohibited from doing so under its memorandum or articles; (2) if the indemnity or payment is made otherwise than under an earlier agreement and at the time the indemnity or payment is made, the company is prohibited from doing so under its memorandum or articles; (3) if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation; or (4) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party, or the heirs and personal or other legal representatives in respect of that proceeding, by or on behalf of VBI or an associated corporation, VBI must not indemnify that person for any penalties such person is or may be liable for and must not pay the expenses of that person in respect of the proceeding.

II-1

Item 16. Exhibits.

See the Exhibit Index on the page immediately following the signature page to this registration statement for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

II-2

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

EXHIBIT INDEX

Exhibit No.	Description of Document
1.1	Underwriting Agreement*
1.2	Open Market Sale AgreementSM, dated July 31, 2020, by and between VBI Vaccines, Inc. and Jefferies LLC
4.1	Articles (incorporated by reference to Exhibit 3.1 to the registration statement on Form F-4 (SEC File No. 333-208761), filed with the Securities and Exchange Commission on December 23, 2015).
4.2	Notice of Articles (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the registration statement on Form F-4 (SEC File No. 333-208761), filed with the Securities and Exchange Commission on February 5, 2016).
4.3	Form of Notice of Alteration (incorporated by reference to Exhibit 3.3 to Amendment No. 1 to the registration statement on Form F-4 (SEC File No. 333-208761) filed with the Securities and Exchange Commission on February 5, 2016).
4.4	Specimen form of share certificate (incorporated by reference to Exhibit 4.4 to the registration statement on Form S-3 (SEC File No. 333-226271), filed with the Securities and Exchange Commission on July 20, 2020).
4.5	Form of Warrant Agreement (including form of Warrant)*
4.6	Form of Unit Agreement (including form of Unit)*
4.7	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate)*
5.1	Opinion of Stikeman Elliott LLP regarding the validity of certain of the securities being registered
5.2	Opinion of Stikeman Elliott LLP regarding the validity of resale shares being registered
5.3	Opinion of Haynes and Boone LLP regarding the validity of certain of the securities being registered*
23.1	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm
23.3	Consent of Stikeman Elliott LLP (included in Exhibit 5.1)
23.4	Consent of Stikeman Elliott LLP (included in Exhibit 5.2)
23.5	Consent of Haynes and Boone LLP (included in Exhibit 5.3)*
24.1	Power of Attorney (incorporated by reference to the signature page of this Registration Statement).

* To be filed, if necessary, by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on July 31, 2020.

VBI VACCINES INC.

By:	/s/ Jeff R. Baxter
Jeff R. Baxter President and Chief Executive Officer

By:	/s/ Christopher McNulty
Christopher McNulty Chief Financial Officer and Head of Business Development

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeff R. Baxter as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: July 31, 2020	/s/ Jeff R. Baxter
Jeff R. Baxter President, Chief Executive Officer and Director
(Principal Executive Officer)

Date: July 31, 2020	/s/ Christopher McNulty
Christopher McNulty Chief Financial Officer, Head of Business Development and Director (Principal Financial and Accounting Officer)

Date: July 31, 2020	/s/ Steven Gillis
Steven Gillis
Director

Date: July 31, 2020	/s/ Michel De Wilde
Michel De Wilde Director

Date: July 31, 2020	/s/ Blaine H. McKee
Blaine H. McKee
Director

Date: July 31, 2020	/s/ Joanne Cordeiro
Joanne Cordeiro
Director

Date: July 31, 2020	/s/ Damian Braga
Damian Braga
Director

II-5

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the Registrant’s duly authorized representative has signed this Registration Statement on Form S-3, solely in the capacity of the duly authorized representative of the Registrant in the United States, on July 31, 2020.

VBI VACCINES (DELAWARE) INC., a Delaware corporation
(Authorized U.S. Representative)

By:	/s/ Jeff Baxter
Name:	Jeff Baxter
Title:	President and Chief Executive Officer

II-6